Exhibit 10.1
                                                               EXECUTION VERSION

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                GOAMERICA, INC.,
                             a Delaware corporation
                                  ("Acquirer"),

                         HOVRS ACQUISITION CORPORATION,
                             a Delaware corporation
                              ("HOVRS Merger Sub"),

                      HANDS ON VIDEO RELAY SERVICES, INC.,
                             a Delaware corporation
                                    ("HOVRS")

                                       AND

                                BILL M. MCDONAGH
                             ("Stockholders' Agent")

                               September 12, 2007

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                                TABLE OF CONTENTS
                                                                            Page


1.  Definitions................................................................2


2.  The Merger................................................................12

    2.1.   The Merger.........................................................12
    2.2.   Closing; Effective Time............................................13
    2.3.   Effect of the Merger...............................................13
    2.4.   Organizational Documents...........................................13
    2.5.   Corporate Governance...............................................13
    2.6.   Merger Consideration; Effect on HOVRS Securities...................14
    2.7.   Cash / Stock Election and Election Procedure.......................16
    2.8.   Exchange Procedures................................................23
    2.9.   Lost, Stolen or Destroyed HOVRS Certificates.......................26
    2.10.  Tax Consequences...................................................26
    2.11.  Taking of Necessary Action; Further Action.........................26

3.  Representations and Warranties of HOVRS...................................26

    3.1.   Organization, Standing and Power...................................27
    3.2.   Authority..........................................................27
    3.3.   Governmental Authorization.........................................28
    3.4.   Financial Statements...............................................28
    3.5.   Capital Structure..................................................28
    3.6.   Absence of Certain Changes.........................................29
    3.7.   Absence of Undisclosed Liabilities.................................30
    3.8.   Litigation.........................................................30
    3.9.   Restrictions on Business Activities................................30
    3.10.  Intellectual Property..............................................30
    3.11.  Interested Party Transactions......................................34
    3.12.  Minute Books.......................................................34
    3.13.  Complete Copies of Materials.......................................34
    3.14.  HOVRS Material Contracts...........................................34
    3.15.  Inventory..........................................................35
    3.16.  Accounts Receivable................................................35
    3.17.  Customers and Suppliers............................................35
    3.18.  Employees and Consultants..........................................36
    3.19.  Title to Property..................................................36
    3.20.  Environmental Matters..............................................36
    3.21.  Taxes    ..........................................................38
    3.22.  Employee Benefit Plans.............................................39
    3.23.  Employee Matters...................................................42
    3.24.  Insurance..........................................................42
    3.25.  Compliance With Laws...............................................43


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    3.26.  Brokers' and Finders' Fee..........................................43
    3.27.  Privacy Policies and Web Site Terms and Conditions.................43
    3.28.  International Trade Matters........................................43
    3.29.  Proxy Statement and Information Statement..........................43
    3.30.  No Other Representations...........................................44
    3.31.  Board Approval.....................................................44

4.  Representations and Warranties of Acquirer................................44

    4.1.   Organization, Standing and Power...................................45
    4.2.   Authority..........................................................45
    4.3.   Governmental Authorization.........................................46
    4.4.   Financial Statements...............................................46
    4.5.   Capital Structure..................................................47
    4.6.   Absence of Certain Changes.........................................47
    4.7.   Absence of Undisclosed Liabilities.................................48
    4.8.   Litigation.........................................................48
    4.9.   Restrictions on Business Activities................................48
    4.10.  Intellectual Property..............................................49
    4.11.  Interested Party Transactions......................................52
    4.12.  Minute Books.......................................................52
    4.13.  Complete Copies of Materials.......................................52
    4.14.  Acquirer Material Contracts........................................52
    4.15.  Inventory..........................................................53
    4.16.  Accounts Receivable................................................53
    4.17.  Customers and Suppliers............................................53
    4.18.  Employees and Consultants..........................................53
    4.19.  Title to Property..................................................54
    4.20.  Environmental Matters..............................................54
    4.21.  Taxes    ..........................................................55
    4.22.  Employee Benefit Plans.............................................56
    4.23.  Employee Matters...................................................59
    4.24.  Insurance..........................................................59
    4.25.  Compliance With Laws...............................................60
    4.26.  Brokers' and Finders' Fee..........................................60
    4.27.  Privacy Policies and Web Site Terms and Conditions.................60
    4.28.  International Trade Matters........................................60
    4.29.  Proxy Statement and Information Statement..........................60
    4.30.  Board Approval.....................................................61
    4.31.  SEC Documents......................................................61
    4.32.  Issuance of Shares.................................................62
    4.33.  HOVRS Merger Sub...................................................62
    4.34.  No Other Representations...........................................62

5.  Conduct Prior to the Effective Time.......................................63

    5.1.   Conduct of Business................................................63
    5.2.   No Solicitation....................................................66


                                        v
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6.  Additional Agreements.....................................................67

    6.1.   Proxy Statement....................................................67
    6.2.   Preliminary Proxy Statement........................................68
    6.3.   HOVRS Stockholder Approval.........................................69
    6.4.   Acquirer Stockholder Approval......................................69
    6.5.   Access to Information..............................................69
    6.6.   Confidentiality....................................................70
    6.7.   Public Disclosure..................................................70
    6.8.   Regulatory Approval; Further Assurances............................70
    6.9.   HOVRS Options......................................................70
    6.10.  Form S-8 71
    6.11.  Issuance of Securities Exempt From Registration; Blue Sky Laws.....71
    6.12.  Escrow Agreement...................................................71
    6.13.  Listing of Additional Shares.......................................71
    6.14.  Tax Matters........................................................71
    6.15.  Clearlake..........................................................72
    6.16.  Expenses 72
    6.17.  Real Property Holding Corporation..................................72
    6.18.  Rule 144 Sales.....................................................72
    6.19.  Guaranty Releases..................................................72
    6.20.  Accountants' Letters...............................................73
    6.21.  Lock-up Agreement..................................................73
    6.22.  Radvision..........................................................73
    6.23.  Disclosure Schedule................................................73

7.  Conditions to the Closing of the Merger...................................73

    7.1.   Conditions to Obligations of Each Party to Effect the Merger.......73
    7.2.   Additional Conditions to the Obligations of Acquirer...............75
    7.3.   Additional Conditions to Obligations of HOVRS......................75

8.  Termination, Amendment and Waiver.........................................77

    8.1.   Termination........................................................77
    8.2.   Effect of Termination..............................................78
    8.3.   Amendment..........................................................78
    8.4.   Extension; Waiver..................................................78

9.  Escrow and Indemnification................................................78

    9.1.   Escrow Fund........................................................78
    9.2.   Indemnification....................................................79
    9.3.   Escrow Period; Release From Escrow.................................81
    9.4.   Claims Upon Escrow Fund............................................82
    9.5.   Objections to Claims...............................................83
    9.6.   Claims by HOVRS Indemnitees........................................83
    9.7.   Resolution of Conflicts and Arbitration............................84
    9.8.   Stockholders' Agent................................................84
    9.9.   Actions of the Stockholders' Agent.................................86


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    9.10.  Third-Party Claims.................................................86
    9.11.  Tax Returns........................................................86
    9.12.  Tax Treatment of Indemnification Payments..........................87

10. General Provisions........................................................87

    10.1.  Notices ...........................................................87
    10.2.  Counterparts.......................................................88
    10.3.  Entire Agreement; Nonassignability; Parties in Interest............88
    10.4.  Severability.......................................................88
    10.5.  Remedies Cumulative................................................88
    10.6.  Governing Law......................................................88
    10.7.  Rules of Construction..............................................88
    10.8.  Enforcement........................................................89
    10.9.  Amendment; Waiver..................................................89
    10.10. Attorneys' Fees....................................................89
    10.11. Headings ..........................................................89

EXHIBIT 2.2            Form of Certificate of Merger
EXHIBIT 2.5(a)         Corporate Governance
EXHIBIT 2.7(c)(i)      Form of Lock-up and Registration Rights Agreement
EXHIBIT 2.7(c)(ii)     Form of Investment Representation Letter
EXHIBIT 6.3            Form of Written Consent
EXHIBIT 6.12           Form of Escrow Agreement
EXHIBIT 7.2(f)         Form of Legal Opinion of Counsel to HOVRS
EXHIBIT 7.3(f)         Form of Legal Opinion of Counsel to Acquirer
EXHIBIT 7.3(h)         Form of Amended and Restated Certificate of Incorporation

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 12, 2007 by and among GOAMERICA, INC., a Delaware corporation ("Acquirer"), HOVRS ACQUISITION CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Acquirer ("HOVRS Merger Sub"), HANDS ON VIDEO RELAY SERVICES, INC., a Delaware corporation ("HOVRS"), and BILL M. MCDONAGH, as the representative of the stockholders of HOVRS for purposes of this Agreement (the "Stockholders' Agent").

                                    RECITALS

      A. The boards of directors of Acquirer and HOVRS each have determined that the strategic business combination pursuant to the terms and subject to the conditions set forth herein is in the best interests of their respective companies and stockholders.

      B. The boards of directors of each of Acquirer, HOVRS Merger Sub and HOVRS have approved this Agreement, and deem it advisable, fair and in the best interests of their respective stockholders that Acquirer acquire HOVRS through the statutory merger of HOVRS Merger Sub with and into HOVRS, pursuant to which HOVRS will become a wholly owned subsidiary of Acquirer (the "Merger"), upon the terms and conditions set forth herein and, in furtherance thereof, have approved the Merger, this Agreement and the other transactions contemplated hereby.

      C. Pursuant to the Merger, among other things, each issued and outstanding share of HOVRS common stock, $.001 par value ("HOVRS Common Stock"), shall be converted into a prorated share of the Common Merger Consideration (as defined below), and each issued and outstanding share of HOVRS Series A Preferred Stock, $.001 par value ("HOVRS Preferred Stock"), shall be converted into a prorated share of the Preferred Merger Consideration (as defined below).

      D. Acquirer and HOVRS desire to make certain representations, warranties, covenants and other agreements in this Agreement in connection with the Merger.

      E. Subsequent to the approval of this Agreement by the HOVRS board of directors and concurrently with the execution of this Agreement and as a condition to the willingness of the Acquirer to enter into this Agreement, Acquirer has entered into a Support and Lock-Up Agreement, pursuant to which each Key HOVRS Stockholder (as defined below) has agreed to retain ownership of the shares of HOVRS Common Stock and HOVRS Preferred Stock beneficially owned by such stockholder until the consummation of the Merger or the termination of this Agreement in accordance with its terms and to take certain actions to support consummation of the Merger, subject to and in accordance with the terms and conditions set forth therein.

      F. Subsequent to the approval of this Agreement by the Acquirer's board of directors and concurrently with the execution of this Agreement and as a condition to the willingness of HOVRS to enter into this Agreement, HOVRS has entered into a Voting Agreement with the Acquirer stockholders listed on
Schedule I attached thereto, pursuant to which such stockholders have agreed to vote the shares of Acquirer Common Stock and Acquirer Preferred Stock beneficially owned by such stockholder in favor of the Merger, the issuance of the Acquirer Common Stock pursuant to this Agreement and such other matters as shall be required by Nasdaq in connection with the consummation of the Merger and to take certain actions to support consummation of the Merger, subject to and in accordance with the terms and conditions set forth therein.

      G. It is intended that the exchange of capital stock of HOVRS for Acquirer Common Stock in the Merger will qualify as a tax-free exchange of property for stock under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

      "Applicable Laws" means, with respect to any Person, all laws, statutes, codes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by, any Governmental Entity, relating to such Person and its Subsidiaries or their respective businesses, assets or properties.

      "Acquirer" shall have the meaning set forth in the preamble to this Agreement.

      "Acquirer Balance Sheet" shall have the meaning set forth in Section 4.7.

      "Acquirer Balance Sheet Date" shall have the meaning set forth in Section 4.6.

      "Acquirer Common Stock" shall mean the common stock, par value $.01, of Acquirer.

      "Acquirer Disclosure Schedule" shall have the meaning set forth in Section 4.

      "Acquirer Employee Plans" shall have the meaning set forth in Section 4.22(a).

      "Acquirer  Financial  Statements"  shall  have the  meaning  set  forth in
Section 4.4.

      "Acquirer Indemnified Party" and "Acquirer Indemnified Parties" shall have the meanings set forth in Section 9.2(b).

      "Acquirer Individuals" shall have the meaning set forth in Section 4.27(a)(ii).

      "Acquirer  Intellectual  Property"  shall  have the  meaning  set forth in
Section 4.10(b).

      "Acquirer Material Contract" shall have the meaning set forth in Section 4.14.

      "Acquirer Option Plans" shall mean, collectively, the GoAmerica Communications Corp. 1999 Stock Option Plan, the GoAmerica, Inc. 1999 Stock Plan, the GoAmerica, Inc. Employee Stock Purchase Plan and the GoAmerica, Inc. 2005 Equity Compensation Plan.

      "Acquirer Preferred Stock" shall mean the preferred stock, par value $.01, of Acquirer.

      "Acquirer Privacy Statements" shall have the meaning set forth in Section 4.27(a)(ii).

      "Acquirer   Products"   shall  have  the  meaning  set  forth  in  Section
4.10(b)(ii).

      "Acquirer SEC Documents" shall have the meaning set forth in Section 4.31(a).

      "Acquirer  SEC Financial  Statements"  shall have the meaning set forth in
Section 4.31(b).

      "Acquirer's  Current  Facilities"  shall  have the  meaning  set  forth in
Section 4.20.

      "Acquirer's Facilities" shall have the meaning set forth in Section 4.20.

      "Acquirer Sites" shall mean all of Acquirer's public sites on the World Wide Web.

      "Acquirer Software" shall have the meaning set forth in Section 4.10(j).

      "Acquirer  Stockholders  Meeting"  shall  have the  meaning  set  forth in
Section 6.4.

      "Acquirer  Transaction  Proposal"  shall  have the  meaning  set  forth in
Section 5.2(c).

      "Acquirer Unapproved Marketing Programs" shall have the meaning set forth in Section 9.2(c).

      "Agent Certificate" shall have the meaning set forth in Section 9.6(a).

      "Agreement" shall have the meaning set forth in the preamble to this Agreement.

      "Assumed HOVRS Option" shall have the meaning set forth in Section 2.6(d)(ii).

      "Business Day" means any day on which banks are open to the public for conducting business and not authorized or required to close in the States of California and New Jersey.

      "Cash Consideration" shall mean the Common Cash Consideration and the Preferred Cash Consideration.

      "Cash Threshold Percentage" shall mean the quotient, expressed as a percentage, of the Merger Cash divided by the Merger Consideration.

      "CERCLA" shall mean Comprehensive Environmental Response, Compensation and Liability Act of 1980.

      "Certificate" and "Certificates" shall mean a certificate or certificates representing shares of HOVRS Common Stock or HOVRS Preferred Stock.

      "Certificate of Merger" shall have the meaning set forth in Section 2.2.

      "Charter  Documents" shall mean, with respect to any entity, such entity's
certificate  of  incorporation,   by-laws,  certificate  of  formation,  limited
liability company agreement or other charter documents, as applicable.

      "Clearlake" shall mean CCP A, L.P., a Delaware limited partnership.

      "Closing" shall have the meaning set forth in Section 2.2.

      "Closing Date" shall have the meaning set forth in Section 2.2.

      "Closing Price" shall mean the closing price of the Acquirer Common Stock as reported on the Nasdaq Capital Market as of any specified date.

      "COBRA" shall have the meaning set forth in Section 3.22(e).

      "Code" shall have the meaning set forth in the recitals to this Agreement.

      "Common Cash Consideration" shall mean cash equal to the Common Per Share Price.

      "Common Cash Election" shall have the meaning set forth in Section 2.7(b)(ii).

      "Common Cash Election Shares" shall have the meaning set forth in Section 2.7(a).

      "Common Liquidation Preference" shall mean Eight Hundred Forty-Three Thousand Five Hundred Eighty-Eight Dollars ($843,588).

      "Common Liquidation Proceeds" shall mean the sum of (i) the Common Liquidation Preference plus (ii) the product of (A) the Shared Liquidation Proceeds multiplied by (B) a fraction, the numerator of which shall be the number of issued and outstanding shares of HOVRS Common Stock, and the denominator of which shall be the total number of issued and outstanding shares of HOVRS Common Stock and HOVRS Preferred Stock, in each case as of the Determination Date.

      "Common Merger Consideration" shall have the meaning set forth in Section 2.6(a).

      "Common Non-Election" shall have the meaning set forth in Section 2.7(b)(ii).

      "Common Non-Election Shares" shall have the meaning set forth in Section 2.7(a).

      "Common Per Share Price" shall mean the quotient of the Common Liquidation Proceeds divided by the number of shares of HOVRS Common Stock that are issued and outstanding as of the Determination Date.

      "Common Stock Consideration" shall mean a number of share(s) of Acquirer Common Stock (or a fraction thereof) equal to the Common Per Share Price divided by the Closing Price as of the Determination Date.

      "Common Stock Election" shall have the meaning set forth in Section 2.7(b)(ii).

      "Common Stock Election Shares" shall have the meaning set forth in Section 2.7(a).

      "Communications Act" shall have the meaning set forth in Section 9.2(b).

      "Confidentiality  Agreement"  shall have the  meaning set forth in Section
6.6.

      "Copyrights" shall have the meaning set forth in Section 3.10(a)(iii).

      "Damages" shall have the meaning set forth in Section 9.2(b).

      "Delaware Law" means the Delaware General Corporation Law.

      "Determination Date" shall mean the date that is one (1) Business Day preceding the Closing Date.

      "Dissenting Shares" shall mean the shares of HOVRS Common Stock or HOVRS Preferred Stock held by holders who have demanded and perfected their respective rights for appraisal of such shares with respect to the Merger in accordance with Delaware Law, and who, as of the Effective Time, have not effectively withdrawn or lost such rights to appraisal in accordance with Delaware Law.

      "Dissenting  Stockholder"  shall  have the  meaning  set forth in  Section
2.6(h).

      "Effective Time" shall have the meaning set forth in Section 2.2.

      "Election Deadline" shall have the meaning set forth in Section 2.7(c).

      "Election Form" shall have the meaning set forth in Section 2.7(b).

      "Environmental   Laws"  shall  have  the  meaning  set  forth  in  Section
3.20(a)(i).

      "ERISA" shall mean Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall have the meaning set forth in Section 3.22(a).

      "Escrow Agent" shall mean the escrow agent named in the Escrow Agreement.

      "Escrow Agreement" shall have the meaning set forth in Section 6.12.

      "Escrow Cash" shall mean Five Million Dollars ($5,000,000).

      "Escrow Fund" shall mean the Escrow Cash, plus all interest earned thereon while held by the Escrow Agent.

      "Escrow Period" shall have the meaning set forth in Section 9.3(a).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "Exchange Agent" shall mean a bank or trust company designated by Acquirer and reasonably satisfactory to HOVRS, which shall manage and disburse the Exchange Fund in accordance herewith.

      "Exchange Fund" shall have the meaning set forth in Section 2.8(a).

      "FCC" means the U.S. Federal Communications Commission.

      "FCC Investigation" shall have the meaning set forth in Section 9.2(b).

      "FCC Letter" shall have the meaning set forth in Section 9.2(c).

      "FCC Subpoena" shall have the meaning set forth in Section 9.2(b).

      "Final Allocation" shall have the meaning set forth in Section 2.7(d).

      "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

      "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality.

      "Hazardous Materials" shall have the meaning set forth in Section 3.20(a)(ii).

      "HIPAA" shall have the meaning set forth in Section 3.22(e).

      "Holdback Cash" shall mean Two Hundred Thousand Dollars ($200,000).

      "Holdback Fund" shall mean the Holdback Cash, plus all interest earned thereon while held by the Stockholders' Agent for the benefit of the HOVRS Stockholders.

      "HOVRS" shall have the meaning set forth in the preamble to this Agreement.

      "HOVRS Balance Sheet" shall have the meaning set forth in Section 3.7.

      "HOVRS  Balance  Sheet  Date"  shall have the meaning set forth in Section
3.6.

      "HOVRS Common Stock" shall have the meaning set forth in the recitals to this Agreement.

      "HOVRS' Current Facilities" shall have the meaning set forth in Section 3.20(b).

      "HOVRS Disclosure Schedule" shall have the meaning set forth in Section 3.

      "HOVRS  Employee  Plans"  shall  have the  meaning  set  forth in  Section
3.22(a).

      "HOVRS' Facilities" shall have the meaning set forth in Section 3.20(b).

      "HOVRS Financial Statements" shall have the meaning set forth in Section 3.4(a).

      "HOVRS Indemnified Party" and "HOVRS Indemnified Parties" shall have the meanings set forth in Section 9.2(c).

      "HOVRS Information Statement" shall have the meaning set forth in Section 6.3.

      "HOVRS Intellectual Property" shall have the meaning set forth in Section 3.10(c).

      "HOVRS  Material  Contract"  shall have the  meaning  set forth in Section
3.14.

      "HOVRS Merger Sub" shall have the meaning set forth in the preamble to this Agreement.

      "HOVRS Option Plan" shall have the meaning set forth in Section 3.5(b).

      "HOVRS Preferred Stock" shall have the meaning set forth in the recitals to this Agreement, and for all purposes under this Agreement, shall be treated on an as-if converted basis.

      "HOVRS Privacy Statements" means, collectively, any and all of HOVRS' privacy policies published on the HOVRS Sites or otherwise made available by HOVRS regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the HOVRS Sites ("Individuals").

      "HOVRS Products" shall have the meaning set forth in Section 3.10(c)(ii).

      "HOVRS Securities" shall mean HOVRS Common Stock, HOVRS Preferred Stock and HOVRS Stock Options.

      "HOVRS Sites" shall mean all of HOVRS' public sites on the World Wide Web.

      "HOVRS Software" shall have the meaning set forth in Section 3.10(k).

      "HOVRS  Stock  Options"  shall  have the  meaning  set  forth  in  Section
2.6(d)(i).

      "HOVRS Stockholders" means the holders of the HOVRS Common Stock and the HOVRS Preferred Stock, collectively.

      "HOVRS Transaction Proposal" shall have the meaning set forth in Section 5.2(a).

      "HOVRS Unapproved  Marketing Programs" shall have the meaning set forth in
Section 9.2(b).

      "HOVRS Unvested Options" shall have the meaning set forth in Section 2.6(d)(ii).

      "HOVRS Vested Options" shall have the meaning set forth in Section 2.6(d)(i).

      "Intellectual  Property"  shall  have the  meaning  set  forth in  Section
3.10(a).

      "International Trade Law" shall mean U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the Export Administration Regulations, the Foreign Corrupt Practices Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

      "Issued Patents" shall have the meaning set forth in Section 3.10(a)(i).

      "Investment  Representation  Letter"  shall have the  meaning set forth in
Section 2.7(c)(ii).

      "JAMS" shall mean Judicial Arbitration and Mediation Services.

      "Key HOVRS Stockholders" shall mean Ronald Obray, Denise Obray, Edmond Routhier, Caymus Investment Group II, LLC and Caymus Obray, LLC.

      "knowledge" shall mean such party's actual knowledge after reasonable inquiry of officers, directors and other key employees of such party reasonably believed to have knowledge of such matters.

      "Lock-up Agreement" shall have the meaning set forth in Section 2.7(c)(i).

      "Material Adverse Effect" shall mean, with respect to any entity or group of entities, any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity and its Subsidiaries, taken as a whole;
provided, however, that a Material Adverse Effect shall not include any condition, change, situation or set of circumstances or effect relating to or resulting from (A) any change in Applicable Law, (B) an announcement of the transactions contemplated hereunder, (C) with respect to HOVRS any action taken by Acquirer that is not contemplated hereunder or approved in advanced by HOVRS, (D) with respect to Acquirer, any action taken by HOVRS that is not contemplated hereunder or approved in advance by Acquirer, (E) changes generally affecting the telecommunications industries in which the party or its Subsidiaries operate (except with respect to changes that disproportionately affect the party or its Subsidiaries relative to other participants in the industries in which the party and its Subsidiaries operate), (F) changes in economic conditions in the United States (except with respect to changes that disproportionately affect the party or its Subsidiaries relative to other participants in the telecommunications industries in which the party and its Subsidiaries operate), or (G) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane, earthquake or other natural disaster that does not disproportionately affect the party or its Subsidiaries relative to other participants in the telecommunications industries in which the party and its Subsidiaries operate.

      "Merger" shall have the meaning set forth in the recitals to this Agreement.

      "Merger Cash" shall mean Thirty Five Million Dollars ($35,000,000), minus the amount by which the Transaction Expenses of HOVRS exceed One Million Dollars ($1,000,000) in the aggregate.

      "Merger Consideration" shall mean the sum of (i) the Merger Cash plus (ii) value of 6,700,000 shares of Acquirer Common Stock (as adjusted for any stock splits, share dividends, combinations, reclassifications or the like that occur after the date of this Agreement with respect to such shares) based upon the Closing Price of Acquirer Common Stock on the Determination Date.

      "Minimum Cash Election" shall mean, for each HOVRS Stockholder, an election to receive at a minimum Cash Consideration equal to such holder's pro rata portion of the Escrow Cash, which pro rata shall be derived by multiplying Five Million Two Hundred Thousand Dollars ($5,200,000) by a fraction, (i) the numerator of which shall be the number of HOVRS Common Stock or HOVRS Preferred Stock, as the case may be, held by such holder, and (ii) the denominator of which shall be the total number of HOVRS Common Stock or HOVRS Preferred Stock issued and outstanding as of the Determination Date.

      "NASD" shall have the meaning set forth in Section 4.2.

      "New Certificates" shall have the meaning set forth in Section 2.8(a).

      "Officer" shall have the meaning set forth in Rule 16a-1(f) promulgated under the Exchange Act.

      "Officer's Certificate" shall have the meaning set forth in Section 9.4.

      "Option   Exchange   Ratio"   means  the   quotient  of  the  Common  Cash
Consideration divided by the Closing Price as of the Determination Date.

      "Outside Date" shall have the meaning set forth in Section 8.1(b).

      "Patents" shall have the meaning set forth in Section 3.10(a)(ii).

      "Patent Applications" shall have the meaning set forth in Section 3.10(a)(ii).

      "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

      "Preferred Cash Consideration" shall mean cash equal to the Preferred Per Share Price.

      "Preferred Cash Election" shall have the meaning set forth in Section 2.7(b)(i).

      "Preferred  Cash  Election  Shares"  shall have the  meaning  set forth in
Section 2.7(a).

      "Preferred Liquidation Preference" shall mean One Million Five Hundred Thousand Dollars ($1,500,000).

      "Preferred Liquidation Proceeds" shall mean the sum of (i) the Preferred Liquidation Preference plus (ii) the product of (A) the Shared Liquidation Proceeds multiplied by (B) a fraction, the numerator of which shall be the number of issued and outstanding shares of HOVRS Preferred Stock, and the denominator of which shall be the total number of issued and outstanding shares of HOVRS Common Stock and HOVRS Preferred Stock, in each case as of the Determination Date.

      "Preferred  Merger  Consideration"  shall  have the  meaning  set forth in
Section 2.6(b).

      "Preferred Non-Election" shall have the meaning set forth in Section 2.7(b)(i).

      "Preferred  Non-Election  Shares"  shall  have the  meaning  set  forth in
Section 2.7(a).

      "Preferred Per Share Price" shall mean the quotient of the Preferred Liquidation Proceeds divided by the number of shares of HOVRS Preferred Stock that are issued and outstanding as of the Determination Date.

      "Preferred Stock Consideration" shall mean a number of shares of Acquirer Common Stock (or a fraction thereof) equal to the Preferred Per Share Price divided by the Closing Price as of the Determination Date.

      "Preferred Stock Election" shall have the meaning set forth in Section 2.7(b)(i).

      "Preferred  Stock  Election  Shares"  shall have the  meaning set forth in
Section 2.7(a).

      "Preliminary Proxy Statement" shall have the meaning set forth in Section 6.2.

      "Proxy Statement" shall have the meaning set forth in Section 6.1.

      "Public Software," as used in Section 3.10(m), shall have the meaning set forth in such section.

      "Public Software," as used in Section 4.10(l), shall have the meaning set forth in such section.

      "Requested  Confidential  Exhibits"  shall have the  meaning  set forth in
Section 4.31(a).

      "RCRA" shall mean Resource Conservation and Recovery Act.

      "Reserved  Escrow  Amount"  shall  have the  meaning  set forth in Section
9.3(b).

      "Reserved  Escrow  Period"  shall  have the  meaning  set forth in Section
9.3(b).

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933 as amended, and the rules and regulations of the SEC thereunder.

      "Shared Liquidation Proceeds" shall mean the Merger Consideration (valued at the Closing Price as of the Determination Date), minus the Preferred Liquidation Preference and the Common Liquidation Preference.

      "Stock Consideration" shall mean the Common Stock Consideration and the Preferred Stock Consideration.

      "Stock Threshold Percentage" shall mean the quotient, expressed as a percentage, of (i) the market value of 6,700,000 shares of Acquirer Common Stock (as adjusted for any stock splits, share dividends, combinations, reclassifications or the like that occur after the date of this Agreement with respect to such shares) based upon the Closing Price as of the Determination Date divided by (ii) the Merger Consideration.

      "Stockholders' Agent" shall mean have the meaning set forth in the preamble to this Agreement.

      "Subsidiary" shall mean any Person of which any other Person directly or indirectly owns, beneficially or of record, at least 50% of the outstanding equity or financial interests of such entity.

      "Surviving Corporation" shall have the meaning set forth in Section 2.1.

      "Tax" (and, with correlative meaning, "Taxes") shall mean all taxes, charges, duties, fees, levies or other assessments, all of which are in the nature of a tax, imposed by or payable to any governmental authority, including any income, gross receipts, capital gains, net worth, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including Taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible, production, sales, use, transfer, registration, ad valorem, or value added tax, any alternative or add-on minimum tax, any estimated tax, in each case including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Representation Letter" shall have the meaning set forth in Section 6.14.

      "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement or other documents relating to Taxes, including any schedule or attachment thereto, and any amendment thereof, to be filed (whether on a mandatory or elective basis) with any governmental authority responsible for the imposition or collection of Taxes.

      "Terminated" shall have the meaning set forth in Section 9.3(b).

      "Termination Date" shall have the meaning set forth in Section 9.2(a).

      "Third Party Acquirer Intellectual Property" shall have the meaning set forth in Section 4.10(c).

      "Third Party HOVRS Intellectual Property" shall have the meaning set forth in Section 3.10(d).

      "Trademarks" shall have the meaning set forth in Section 3.10(a)(iv).

      "Transaction Expenses" shall mean the amount paid or payable by either HOVRS or the Acquirer to third parties for services rendered in connection with this Agreement and the transactions contemplated hereby (including without limitation fees payable for investment banking, legal, accounting and appraisal services).

      "Unresolved Claim Amount" shall have the meaning set forth in Section 9.3(a).

      "Verizon Agreement" shall mean the Asset Purchase Agreement dated as of August 1, 2007, by and between MCI Communications Services, Inc., a Delaware corporation, as seller, and Acquisition 1 Corp., a Delaware corporation and wholly owned subsidiary of Acquirer.

      "Written Consent" shall have the meaning set forth in Section 6.3.

2. The Merger.

      2.1. The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with Delaware Law, HOVRS Merger Sub shall be merged with and into HOVRS, which shall be the surviving corporation (the "Surviving Corporation") in the Merger, and the separate existence of HOVRS Merger Sub shall thereupon cease.

      2.2. Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than five (5) Business Days, after the satisfaction or waiver of each of the conditions set forth in Sections 7.1, 7.2 and 7.3 hereof, or at such other time as the parties hereto may agree (the "Closing Date"). The Closing shall take place at the offices of Orrick Herrington & Sutcliffe, LLP, 405 Howard Street, The Orrick Building, San Francisco, California, at 10:00 a.m. PDT, or at such other location or time as the parties hereto may agree. At the Closing, the parties hereto shall cause the Merger to be consummated by filing the certificate of merger relating to the Merger, in the form attached hereto as
Exhibit 2.2 (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of the completion of such filing with the Secretary of State of Delaware, or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger, being the "Effective Time").

      2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of HOVRS and HOVRS Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of HOVRS and HOVRS Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      2.4. Organizational Documents. At the Effective Time, (i) the certificate of incorporation of the Surviving Corporation shall be amended to be the certificate of incorporation of HOVRS Merger Sub as in effect immediately prior to the Effective Time, and as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or pursuant to Delaware Law, and (ii) the bylaws of HOVRS Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or pursuant to Delaware Law.

      2.5. Corporate Governance.

            (a) Acquirer shall take all appropriate action so that the individuals listed on Exhibit 2.5 hereto shall be appointed to the positions with Acquirer set forth thereon, in each case, effective as of the Effective Time. Except as provided in the first sentence of this Section 2.5, Officer and other key management positions with Acquirer and its Subsidiaries, shall be filled effective as of the Effective Time at the discretion of the Chief Executive Officer of Acquirer, subject to approval, to the extent required by Applicable Laws or Acquirer's by-laws, by Acquirer's board of directors after the Effective Time. After the Effective Time, changes in Officer and other key management positions at Acquirer and its Subsidiaries shall be made in accordance with Applicable Laws and Acquirer's by-laws as in effect from time to time.

            (b) As of the Effective Time, the board of directors of Acquirer shall cause the number of directors that shall constitute the full board of directors of Acquirer to be eight (8) and the number of directors that shall constitute each committee of the board of directors of Acquirer in full to be at least three (3). The members of the board of directors of Acquirer, the class of the board of directors of Acquirer to which each such member shall be appointed or elected, and the party by whom each such member shall be deemed to have been designated, at the Effective Time shall be as provided in Exhibit 2.5 attached hereto. Prior to the Effective Time, the director designees identified on Exhibit 2.5 shall, by majority vote, designate the eighth member of the board of directors of Acquirer to be appointed or elected as of the Effective Time pursuant to this Section 2.5(b) and, upon delivery of such designation to the board of directors of Acquirer and HOVRS, Exhibit 2.5 shall be deemed amended to include the name of such designee. Such eighth member of the board of directors of Acquirer to be so designated shall qualify as an "independent director" with respect to Acquirer within the meaning of Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC.

            (c) Subject to the approval of its stockholders at the Acquirer Stockholders Meeting, Acquirer shall undertake commercially reasonable efforts to eliminate its classified board structure. If such stockholder approval is obtained, the director designees identified on Exhibit 2.5 shall all be of the same class and shall all serve one-year terms. If such stockholder approval is not obtained, the director designees shall serve in the classes noted on Exhibit
2.5 for terms expiring at such time as the terms of directors of the relevant class expire in the normal course consistent with Acquirer's past practices.

      2.6. Merger Consideration; Effect on HOVRS Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquirer, HOVRS Merger Sub, HOVRS or the holders of any of the following securities:

            (a) Conversion of HOVRS Common Stock. Each share of HOVRS Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 2.7 either (i) the Common Cash Consideration, or
(ii) the Common Stock Consideration. The Common Cash Consideration and the Common Stock Consideration are sometimes referred to herein collectively as the "Common Merger Consideration."

            (b) Conversion of HOVRS Preferred Stock. Each share of HOVRS Preferred Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 2.7 either (i) the Preferred Cash Consideration, or (ii) the Preferred Stock Consideration. The Preferred Cash Consideration and the Preferred Stock Consideration are sometimes referred to herein collectively as the "Preferred Merger Consideration."

            (c) Cancellation of HOVRS Common Stock and HOVRS Preferred Stock Owned by HOVRS. Each share of HOVRS Common Stock and HOVRS Preferred Stock (and each other security of HOVRS) that is held by HOVRS or is owned by any direct or indirect wholly owned subsidiary of HOVRS immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

            (d) HOVRS Options.

                  (i) Vested Options. HOVRS shall take all action required under the HOVRS Option Plan reasonably necessary so that on the Determination Date all outstanding stock options (the "HOVRS Stock Options") granted under the HOVRS Option Plan or pursuant to any employment or other agreement that are vested or become vested as a result of the Merger in accordance with its terms or any other agreement (the "HOVRS Vested Options") shall be exercised in accordance with the terms of the HOVRS Option Plan; provided, however, that any such HOVRS Vested Options that are not exercised on or prior to the Determination Date shall be cancelled and become null and void and of no further force or effect as of the Effective Time. Shares issued upon exercise of the HOVRS Vested Options shall be treated for all purposes of this Agreement as outstanding shares of HOVRS Common Stock.

                  (ii) Unvested Options. At the Effective Time, Acquirer shall assume each HOVRS Stock Option that is outstanding and not vested in accordance with its terms immediately prior to the Closing (the "HOVRS Unvested Options") together with the option agreement representing each such HOVRS Stock Option (each, an "Assumed HOVRS Option"). Each Assumed HOVRS Option shall thereafter be exercisable for such number of shares of Acquirer Common Stock as equals the number of shares of HOVRS Common Stock subject to such HOVRS Unvested Option multiplied by the Option Exchange Ratio (rounded down to the nearest whole number). The exercise price per share of each such Assumed HOVRS Option shall be equal to the exercise price per share set forth in the option agreement for such Assumed HOVRS Option divided by the Option Exchange Ratio (rounded up to the next whole cent). The determination of the number of shares of Acquirer Common Stock subject to each Assumed HOVRS Option, as well as the exercise price for such option shall each be determined in compliance with the "ratio test" and the "spread test" of the Treasury Regulations under Section 424 of the Code. Except as set forth above, the terms of the HOVRS Unvested Options shall remain unchanged.

            (e) Capital Stock of HOVRS Merger Sub. At the Effective Time, each share of common stock of HOVRS Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of HOVRS Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (f) Adjustments. The number of shares of Acquirer Common Stock issuable in the Merger shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquirer Common Stock, HOVRS Common Stock or HOVRS Preferred Stock), reorganization, recapitalization or other like change with respect to Acquirer Common Stock and HOVRS Securities occurring after the date hereof and prior to the Effective Time.

            (g) Fractional Shares. No fraction of a share of Acquirer Common Stock shall be issued, but in lieu thereof any HOVRS Stockholder that would otherwise be entitled to a fraction of a share of Acquirer Common Stock (after aggregating all fractional shares of Acquirer Common Stock to be received by such holder) shall receive from Acquirer an amount of cash

(rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price as of the Determination Date. The fractional share interests of each HOVRS Stockholder shall be aggregated, so that no HOVRS Stockholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Acquirer Common Stock. Payment to HOVRS Stockholders of such cash in lieu of fractional shares of Acquirer Common Stock otherwise issuable hereunder shall be made to the HOVRS Stockholders by Acquirer at such time as Acquirer is required to deliver Common Merger Consideration or Preferred Merger Consideration, as the case may, to such holder, provided that the HOVRS Stockholder has delivered to Acquirer such holder's Certificates in accordance with Section 2.8(b) or complied with the provisions of Section 2.9.

            (h) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares, if any, shall not be converted into or exchangeable for a right to receive Common Merger Consideration or Preferred Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of Delaware
Law), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under Delaware Law. HOVRS shall give Acquirer prompt notice of any demand received by HOVRS to require HOVRS to purchase shares of HOVRS Common Stock or HOVRS Preferred Stock, and Acquirer shall have the right to participate in all negotiations and proceedings with respect to such demand. HOVRS agrees that, except with the prior written consent of Acquirer, or as required under the Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of HOVRS Common Stock or HOVRS Preferred Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquirer shall issue and deliver, upon surrender by such stockholder of a Certificate or Certificates representing shares of HOVRS Common Stock or HOVRS Preferred Stock (or compliance with Section 2.9), as the case may be, Common Merger Consideration or Preferred Merger Consideration, as applicable and to which such stockholder would otherwise have been entitled as of the Effective Time under this Section 2.6, without interest thereon, less such stockholder's pro rata portion of the Escrow Cash and the Holdback Cash, which shall be withheld and deposited respectively in the Escrow Fund pursuant to
Section 9.1 hereof and the Holdback Fund pursuant to Section 9.8(d).

      2.7. Cash / Stock Election and Election Procedure.

            (a) Definitions. As used in this Section 2.7, the following terms shall have the meanings set forth below:

                  "Common Cash Election Shares" means shares of HOVRS Common Stock as to which a Common Cash Election has been made.

                  "Common Stock Election Shares" means shares of HOVRS Common Stock as to which a Common Stock Election has been made.

                  "Common Non-Election Shares" means shares of HOVRS Common Stock as to which no election has been made (or as to which an Election Form has not been properly completed and returned in a timely fashion).

                  "Preferred  Cash  Election   Shares"  means  shares  of  HOVRS
      Preferred Stock as to which a Preferred Cash Election has been made.

                  "Preferred Stock Election Shares" means shares of HOVRS Preferred Stock as to which a Preferred Stock Election has been made.

                  "Preferred Non-Election Shares" means shares of HOVRS Preferred Stock as to which no election has been made (or as to which an Election Form has not been properly completed and returned in a timely fashion).

            (b) Election and Election Form. The Exchange Agent shall mail an election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent in such form as to which HOVRS and Acquirer shall mutually agree (the "Election Form"), together with a copy of the HOVRS Information Statement, to each holder of record of HOVRS Common Stock, HOVRS Preferred Stock and HOVRS Stock Options. The Cash Election and Stock Election to be made in the Election Form shall be stated as a percentage (in whole numbers) of the aggregate value of the Merger Consideration allocable to such HOVRS Stockholder in respect of such holder's ownership of issued or issuable HOVRS Common Stock or HOVRS Preferred Stock, and the sum of the Cash Election percentage and Stock Election percentage for each HOVRS Stockholder shall equal one hundred percent (100%). Each Election Form shall permit:

                  (i) the holder of record of HOVRS Preferred Stock (A) to elect to receive Preferred Cash Consideration for all or a portion of such holder's shares of HOVRS Preferred Stock (a "Preferred Cash Election"); (B) to elect to receive Preferred Stock Consideration for all or a portion of such holder's shares of HOVRS Preferred Stock (a "Preferred Stock Election"); or (C) to make no election (by failing to return an Election Form or otherwise) with respect to the receipt of Preferred Cash Consideration or Preferred Stock Consideration (a "Preferred Non-Election"); and

                  (ii) the holder of record of HOVRS Common Stock (A) to elect to receive Common Cash Consideration for all or a portion of such holder's shares of HOVRS Common Stock (each a "Common Cash Election" and together with the Preferred Cash Election, collectively the "Cash Election"); (B) to elect to receive Common Stock Consideration for all or a portion of such holder's shares of HOVRS Common Stock (each a "Common Stock Election" and together with the Preferred Stock Elections, collectively the "Stock Election"); or (C) to make no election (by failing to return an Election Form or otherwise) with respect to the receipt of the Common Cash Consideration or the Common Stock Consideration (a "Common Non-Election").

Notwithstanding the foregoing or any other provision hereof to the contrary:

                  (w) each HOVRS Stockholder that makes a Preferred Non-Election (by failing to return an Election Form or otherwise) with respect to any HOVRS Preferred Stock held thereby shall be deemed to have made a Preferred Cash Election with respect to a percentage of such shares equal to the Cash Threshold Percentage and to have made a Preferred Stock Election with respect to the balance of such shares;

                  (x) each HOVRS Stockholder that makes a Common Non-Election (by failing to return an Election Form or otherwise) with respect to any HOVRS Preferred Stock held thereby shall be deemed to have made a Common Cash Election with respect to a percentage of such shares equal to the Cash Threshold Percentage and to have made a Common Stock Election with respect to the balance of such shares; and

                  (y) each HOVRS Stockholder shall be required to make a Minimum Cash Election for purposes of allocating such holder's pro rata portion of the Escrow Cash to the Escrow Fund in satisfaction of the obligations under Section 2.8(g) hereof and the Holdback Cash to the Holdback Fund and in satisfaction of the obligations under Section 9.8(d) hereof. If a HOVRS Stockholder fails to make the Minimum Cash Election, the Exchange Agent shall reapportion such holder's cash / stock allocation to satisfy such requirement.

            (c) Delivery of Election Form. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., San Francisco, local time, on a date specified in the HOVRS Information Statement and letter of transmittal which date shall be no later than five (5) Business Days prior to the scheduled Closing Date to be mutually agreed upon by the parties, which date shall be publicly announced by Acquirer as soon as practicable prior to such date (the "Election Deadline"), accompanied by an executed counterpart of the Lock-up and Registration Rights Agreement, substantially in the form attached here to as Exhibit 2.7(c)(i) (the "Lock-up Agreement"), and an executed Investment Representation Letter, substantially in the form of Exhibit 2.7(c)(ii) (the "Investment Representation Letter"), from HOVRS Stockholders that make a Stock Election, and the Certificates as to which such Election Form is being made or by an appropriate guarantee of delivery of such Certificates, as set forth in the Election Form, from a member of any registered national securities exchange or a commercial bank or trust company in the United States (provided that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery; failure to deliver shares of HOVRS Common Stock or HOVRS Preferred Stock, as the case may be, covered by such guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made election, unless otherwise determined by Acquirer, in its sole discretion). If a holder of HOVRS Securities either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder's Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of HOVRS Common Stock or HOVRS Preferred Stock held by such holder shall be designated Common

Non-Election Shares or Preferred Non-Election Shares. All Election Forms shall automatically be revoked, and all Certificates returned, if the Exchange Agent is notified in writing by Acquirer and HOVRS that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Acquirer nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

            (d) Determination of Cash and Stock Allocation. Immediately following the close of business on the Determination Date, upon consultation with HOVRS and Acquirer, the Exchange Agent shall determine the allocation of the Merger Consideration to the HOVRS Common Stock and HOVRS Preferred Stock in accordance with Section 2.7(e) below, and the Exchange Agent's determination shall be final and binding (the "Final Allocation").

            (e) Cash/Stock Allocation of the Merger Consideration. The Merger Consideration shall be allocated among the holders of shares of HOVRS Common Stock and HOVRS Preferred Stock as follows in this Section 2.7(e); provided that for purposes of the cash/stock allocation calculations only, and without actually converting into a right to receive Merger Consideration and without contravening in any manner the provisions of Section 2.6(h), Dissenting Shares (if any) shall be treated as Common Non-Election Share or Preferred Non-Election Shares, as the case may be; provided further, that for purposes of the cash/stock allocation calculations set forth below, references to Cash Election, Cash Election Shares, Cash Consideration and the like shall be inclusive of the Escrow Cash and the Holdback Cash, and the setting aside of such amounts for purposes of the Escrow Fund and the Holdback Fund shall be disregarded for purposes of this Section 2.7(e).

                  (i) Elections Satisfied Without Proration. If the percentage of the HOVRS Stockholders that make Stock Elections is equal to the Stock Threshold Percentage and the percentage of the HOVRS Stockholders that make Cash Elections is equal to the Cash Threshold Percentage, then at the Effective Time each share of HOVRS Common Stock and each share of HOVRS Preferred Stock shall convert into a right to receive Merger Consideration, as follows:

                        (A) all Common Cash  Election  Shares shall be converted
            into the right to receive Common Cash Consideration;

                        (B) subject to Section 2.6(g)  hereof,  all Common Stock
            Election Shares shall be converted into the right to receive Common Stock Consideration;

                        (C)  all  Preferred   Cash  Election   Shares  shall  be
            converted into the right to receive Preferred Cash Consideration;

                        (D) subject to Section 2.6(g) hereof, all Preferred Stock Election Shares shall be converted into the right to receive Preferred Stock Consideration;

                        (F) a percentage of the Common  Non-Election Shares held
            by each HOVRS  Stockholder  equal to the Cash  Threshold  Percentage
            shall  be   converted into
            the right to receive Common Cash Consideration, and the balance of each such holder's Common Non-Election Shares, subject to Section 2.6(g), shall be converted into the right to receive Common Stock Consideration; and

                        (G) a percentage  of the Preferred  Non-Election  Shares
            held by each HOVRS Stockholder equal to the Cash Threshold Percentage shall be converted into the right to receive Preferred Cash Consideration, and the balance of each such holder's Preferred Non-Election Shares, subject to Section 2.6(g), shall be converted into the right to receive Preferred Stock Consideration.

                  (ii) Elections Satisfied With Proration.

                        (A) Excess Cash Elections.  If HOVRS  Stockholders  make
            Cash Elections whereby they elect to receive Cash Consideration that in the aggregate exceeds the amount of cash available in the Exchange Fund, assuming the inclusion of the Escrow Cash in the Exchange Fund and the Holdback Cash in the Holdback Fund for calculation purposes only (such that there is a shortage of Cash Consideration available to satisfy the Cash Elections), then at the Effective Time each share of HOVRS Common Stock and HOVRS Preferred Stock shall convert into a right to receive Merger Consideration, as follows:

                                (1) subject to Section 2.6(g), all Common Stock Election Shares shall be converted into the right to receive Common Stock Consideration, and all Preferred Stock Election Shares shall be converted into the right to receive Preferred Stock Consideration;


                                (2) all Common Cash Election Shares held by a HOVRS Stockholder that elects to receive a percentage of its allocable portion of the Merger Consideration in cash equal to or less than the Cash Threshold Percentage shall be converted into the right to receive Common Cash Consideration;

                                (3) all Preferred Cash Election Shares held by a HOVRS Stockholder that elects to receive a percentage of its allocable portion of the Merger Consideration in cash equal to or less than the Cash Threshold Percentage shall be converted into the right to receive Preferred Cash Consideration;

                                (4) a percentage of the Common Non-Election Shares held by a HOVRS Stockholder equal to the Cash Threshold Percentage shall be converted into the right to receive Common Cash
                                Consideration, and the balance of each such holder's Common Non-Election Shares, subject to

                                Section 2.6(g), shall be converted into the right to receive Common Stock Consideration;

                                (5) a percentage of the Preferred Non-Election Shares held by a HOVRS Stockholder equal to the Cash Threshold Percentage shall be converted into the right to receive Preferred Cash Consideration, and the balance of each such holder's Preferred Non-Election Shares, subject to Section 2.6(g), shall be converted into the right to receive Preferred Stock Consideration; and

      after giving effect to the allocations in clauses (1)-(5) immediately above, the unallocated cash in the Exchange Fund (for purposes of this Section 2.7(e)(ii)(A), the "Unallocated Cash") and the aggregate market value of the unallocated Acquirer Common Stock in the Exchange Fund, determined by reference to the Closing Price as of the Determination Date (for purposes of this Section 2.7(e)(ii)(A), the "Unallocated Stock") shall be allocated, whereby

                                (6) Common Cash Election Shares and Preferred Cash Election Shares held by a HOVRS Stockholder that elects to receive a percentage of its allocable portion of the Merger Consideration in cash greater than the Cash Threshold Percentage shall be converted into the right to receive Merger Consideration as follows:

            (x) each such HOVRS Stockholder will receive Common Cash Consideration in respect of a number of the Common Cash Election Shares held thereby equal to the product obtained by multiplying (a) the number of Common Cash Election Shares held by such HOVRS Stockholder by (b) a fraction, the numerator of which is equal to the Unallocated Cash and the denominator of which is equal to the sum of the Unallocated Cash plus the Unallocated Stock, and the balance of the Common Cash Election Shares held by such HOVRS Stockholder shall be converted into the right to receive Common Stock Consideration; and

            (y) each such HOVRS Stockholder will receive Preferred Cash Consideration in respect of a number of the Preferred Cash Election Shares held thereby equal to the product obtained by multiplying (a) the number of Preferred Cash Election Shares held by such HOVRS Stockholder by (b) a fraction, the numerator of which is equal to the Unallocated Cash and the denominator of which is equal to the sum of the Unallocated Cash plus the Unallocated Stock, and the balance of the Preferred Cash Election Shares held by such HOVRS Stockholder shall be converted into the right to receive Preferred Stock Consideration.

                        (B) Excess Stock Elections.  If HOVRS  Stockholders make
            Stock Elections whereby they elect to receive Stock Consideration having an aggregate value that exceeds the aggregate value of the shares of Acquirer Common Stock in the Exchange Fund, in each case based upon the Closing Price as of the Determination Date (such that there is a shortage of Stock Consideration available to satisfy the elections by such stockholders), then at the Effective Time each share of HOVRS Common Stock and HOVRS Preferred Stock shall convert into a right to receive Merger Consideration, as follows:

                              (1) all Common Cash Election Shares shall be converted into the right to receive Common Cash Consideration, and all Preferred Cash Election Shares shall be converted into the right to receive Preferred Cash Consideration;

                              (2) subject to Section 2.6(g), all Common Stock Election Shares held by a HOVRS Stockholder that elects to receive a percentage of its allocable portion of the Merger Consideration in Acquirer Common Stock equal to or less than the Stock Threshold Percentage shall be converted into the right to receive Common Stock Consideration;

                              (3) subject to Section 2.6(g), all Preferred Stock Election Shares held by a HOVRS Stockholder that elects to receive a percentage of its allocable portion of the Merger Consideration in Acquirer Common Stock equal to or less than the Stock Threshold Percentage shall be converted into the right to receive Preferred Stock Consideration;

                              (4) subject to Section 2.6(g), a percentage of the Common Non-Election Shares held by a HOVRS Stockholder equal to the Stock Threshold Percentage shall be converted into a right to receive Common Stock Consideration, and the balance of each such holder's Common Non-Election Shares shall be converted into the right to receive Common Cash Consideration;

                              (5) subject to Section 2.6(g), a percentage of the Preferred Non-Election Shares held by a HOVRS Stockholder equal to the Stock Threshold Percentage shall be converted into a right to receive Preferred Stock Consideration, and the balance of each such holder's Preferred Non-Election Shares shall be converted into the right to receive Preferred Cash Consideration; and after giving effect to the allocations in clauses
                              (1)-(5) immediately above, the unallocated cash in the Exchange Fund (for purposes of this Section 2.7(e)(ii)(B), the "Unallocated Cash") and the aggregate market value of the unallocated Acquirer Common Stock in the Exchange Fund, determined by reference to the Closing Price as of the Determination Date (for purposes of this Section 2.7(e)(ii)(B), the "Unallocated Stock") shall be allocated, whereby

                              (6) subject to Section 2.6(g), Common Stock Election Shares and Preferred Stock Election Shares held by a HOVRS Stockholder that elects to receive a percentage of its allocable portion of the Merger Consideration in Acquirer Common Stock greater than the Stock Threshold Percentage shall be converted into the right to receive Merger Consideration as follows:

            (x) each such HOVRS Stockholder will receive the Common Stock Consideration in respect of a number of the Common Stock Election Shares held thereby equal to the product obtained by multiplying (a) the number of Common Stock Election Shares held by such HOVRS Stockholder by (b) a fraction, the numerator of which is equal to the Unallocated Stock and the denominator of which is equal to the sum of the Unallocated Cash plus the Unallocated Stock, and the balance of the Common Stock Election Shares held by such HOVRS Stockholder shall be converted into the right to receive Common Cash Consideration; and

            (y) each such HOVRS Stockholder will receive the Preferred Stock Consideration in respect of a number of the Preferred Cash Election Shares held thereby equal to the product obtained by multiplying (a) the number of Preferred Stock Election Shares held by such HOVRS Stockholder by (b) a fraction, the numerator of which is equal to the Unallocated Stock and the denominator of which is equal to the sum of the Unallocated Cash plus the Unallocated Stock, and the balance of the Preferred Stock Election Shares held by such HOVRS Stockholder shall be converted into the right to receive Preferred Cash Consideration.

      2.8. Exchange Procedures.

            (a) On or before the Closing Date, for the benefit of the holders of Certificates, (i) Acquirer shall cause to be delivered to the Exchange Agent, for exchange in accordance with this Section 2, certificates ("New Certificates") representing 6,700,000 shares of Acquirer Common Stock (as adjusted for any stock splits, share dividends, combinations, reclassifications or the like that occur after the date of this Agreement with respect to such shares) issuable pursuant to this Section 2, and (ii) Acquirer shall deliver or cause to be delivered to the Exchange Agent the Merger Cash minus the Escrow Cash and the Holdback Cash (the combination of (i) and (ii) above, hereinafter referred to as, the "Exchange Fund").

            (b) At the Closing, or as soon thereafter as is reasonably practicable, each HOVRS Stockholder shall deliver or cause to be delivered to the Exchange Agent the Certificate(s) representing the shares of HOVRS Common Stock and HOVRS Preferred Stock beneficially owned by such HOVRS Stockholder. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) subject to delivery by the surrendering HOVRS Stockholder to the Exchange Agent of an executed copy of the Lock-up Agreement and a completed and executed Investment Representation Letter, a New Certificate representing shares of Acquirer Common Stock (if any) equal to the Stock Consideration to which such former holder of HOVRS Common Stock or HOVRS Preferred Stock shall have become entitled pursuant to this Agreement, (ii) a check or wire transfer of immediately available funds in an amount equal to the Cash Consideration to which such former holder of HOVRS Common Stock or HOVRS Preferred Stock shall have become entitled pursuant to this Agreement (of which the amount of such holder's Minimum Cash Election shall be or shall have been deposited in the Escrow Fund and the Holdback Fund), and/or (iii) a check representing the amount of cash (if any) payable in lieu of a fractional share of Acquirer Common Stock which such former holder has the right to receive in respect of the Certificate surrendered pursuant to this Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.8(b), each Certificate (other than Certificates representing treasury stock) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in Section 2.6 and any unpaid dividends and distributions thereon as provided in paragraph (c) of this Section 2.8. No interest shall be paid or accrued on any cash constituting Merger Consideration (including any cash in lieu of fractional shares) and any unpaid dividends and distributions payable to holders of Certificates.

            (c) No dividends or other distributions with a record date after the Effective Time with respect to Acquirer Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 2.8. After the surrender of a Certificate in accordance with this Section 2.8, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Acquirer Common Stock represented by such Certificate.

            (d) The Exchange Agent and Acquirer, as the case may be, shall not be obligated to deliver cash and/or a New Certificate or New Certificates representing shares of Acquirer Common Stock to which a holder of HOVRS Common Stock or HOVRS Preferred Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of HOVRS Common Stock or HOVRS Preferred Stock for exchange as provided in this Section 2.8, or, an appropriate affidavit of loss and indemnity agreement, together with an executed copy of the Lock-up Agreement and an executed Investment Representation Letter. If any New Certificates evidencing shares of Acquirer Common Stock are to be issued in a name other than that in which the Certificate evidencing HOVRS Common Stock or HOVRS Preferred Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer, and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a New Certificate for shares of Acquirer Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            (e) Any portion of the Exchange Fund that remains unclaimed by the former HOVRS Stockholders for six (6) months after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to Acquirer. Any former HOVRS Stockholder who has not theretofore complied with Section 2.8(b) shall thereafter look only to Acquirer for the Merger Consideration deliverable in respect of each share of HOVRS Common Stock or HOVRS Preferred Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of HOVRS Common Stock or HOVRS Preferred Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Acquirer Common Stock or cash would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other Applicable Law, become the property of Acquirer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of shares of HOVRS Common Stock or HOVRS Preferred Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Acquirer and the Exchange Agent shall be entitled to rely upon the stock transfer books of HOVRS to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of HOVRS Common Stock or HOVRS Preferred Stock represented by any Certificate, Acquirer and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (f) Acquirer (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of HOVRS Common Stock or HOVRS Preferred Stock such amounts as Acquirer is required to deduct and withhold under Applicable Law. Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the holder of HOVRS Common
Stock or HOVRS Preferred Stock in respect of which such deduction and withholding was made by Acquirer.

            (g) As of the Closing, and subject to and in accordance with the provisions of Section 9.1 hereof, Acquirer shall deliver, or cause to be delivered, the Escrow Cash to the Escrow Agent and the Holdback Cash to the Stockholders' Agent. The property comprising the Escrow Fund shall be beneficially owned by the HOVRS Stockholders and shall be held in escrow and shall be available to compensate Acquirer for certain Damages during the Escrow Period as provided in Section 9. The property comprising the Holdback Fund shall be beneficially owned by the HOVRS Stockholders and shall be held in escrow and shall be available to the Stockholders' Agent for any reasonable and documented expenses incurred in the course of defending any indemnification claim made against the Escrow Fund during the Escrow Period as provided in Section 9.2(b) or pursuing any indemnification claim as provided in Section 9.2(c). To the extent not used for such purposes, the property comprising the Escrow Fund shall be released to the HOVRS Stockholders based upon their respective allocable portion as provided in Section 9.3, the Final Allocation and pursuant to the terms and conditions of the Escrow Agreement.

      2.9. Lost, Stolen or Destroyed HOVRS Certificates. In the event that any Certificate representing HOVRS Common Stock or HOVRS Preferred Stock shall have been lost, stolen or destroyed and such securities represent a right to receive Acquirer Common Stock, as determined pursuant to the Final Allocation, Acquirer shall, upon delivery of an affidavit of that fact by the holder of such Certificate, issue irrevocable instructions to the Exchange Agent to issue share certificates representing the shares of Acquirer Common Stock to be issued to the owner of, and in exchange for, such lost, stolen or destroyed HOVRS Common Stock or HOVRS Preferred Stock, provided, however, that Acquirer may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed HOVRS Common Stock or HOVRS Preferred Stock to provide Acquirer with an indemnity agreement against any claim that may be made against Acquirer, the Surviving Corporation or the Exchange Agent with respect to the HOVRS Common Stock or HOVRS Preferred Stock alleged to have been lost, stolen or destroyed.

      2.10. Tax Consequences. The parties hereto agree to treat the exchange of the HOVRS Common Stock and HOVRS Preferred Stock for Acquirer Common Stock in the Merger and the corresponding issuance of Acquirer Preferred Stock to Clearlake in order to raise capital as integrated steps in a single transaction by Acquirer to acquire HOVRS and raise capital and, therefore, the parties hereto intend that the exchange of HOVRS Common Stock and HOVRS Preferred Stock for Acquirer Common Stock in the Merger will qualify as a tax-free exchange of property for stock under Section 351 of the Code (and any comparable provisions of applicable state or local tax laws). Acquirer agrees (and shall cause the Surviving Corporation after the Effective Time) to report and treat the transactions described in this Agreement in a manner consistently therewith except as otherwise may be required by a taxing authority.

      2.11. Taking of Necessary Action; Further Action. Each of Acquirer and HOVRS will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of HOVRS and HOVRS Merger Sub, the officers and directors of HOVRS and HOVRS Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3. Representations and Warranties of HOVRS. HOVRS represents and warrants to Acquirer that the statements contained in this Section 3 are true and correct, except as disclosed in a document of even date herewith and delivered by HOVRS to Acquirer on the date hereof referring to the representations and warranties in this Agreement (the "HOVRS Disclosure

Schedule") (it being understood and agreed that the disclosure set forth in a specific section or subsection of the HOVRS Disclosure Schedule shall qualify the representations and warranties set forth in the corresponding section and subsection of this Section 3 (whether or not a specific cross-reference is included therein) if and to the extent that it is reasonably apparent on the face of such disclosure that such disclosure applies to such other section or subsection).

      3.1. Organization, Standing and Power. HOVRS is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. HOVRS has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on HOVRS. HOVRS has delivered a true and correct copy of its Charter Documents, each as amended to date, to Acquirer. HOVRS is not in violation of any of the provisions of its Charter Documents. Except as set forth on Section
3.1 of the HOVRS Disclosure Schedule, HOVRS does not own directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      3.2. Authority. HOVRS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HOVRS subject only to the approval of the Merger by the HOVRS Stockholders as contemplated by Section 6.3. The affirmative vote of the holders of a majority of the shares of the HOVRS Common Stock and HOVRS Preferred Stock voting together as a class, and the affirmative vote of the holders of a majority of the shares of the HOVRS Preferred Stock voting separately as a class, are the only votes of the holders of HOVRS' capital stock necessary under Delaware Law to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by HOVRS and constitutes the valid and binding obligation of HOVRS enforceable against HOVRS in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by HOVRS do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (a) any provision of the Charter Documents of HOVRS, as amended; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HOVRS or any of its properties or assets, in the case of clause (b), except for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOVRS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HOVRS in connection with the execution and delivery of this Agreement by HOVRS or the consummation by HOVRS of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger as provided in Section 2.2; (b) filings required under the Exchange Act; (c) such filings as may be required under applicable state securities laws and the securities laws of any foreign country; (d) the consents set forth on Schedule 3.2 of the HOVRS Disclosure Schedule; and (e) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on HOVRS and could not reasonably be expected to prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

      3.3. Governmental Authorization. HOVRS has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Entity (a) pursuant to which HOVRS currently operates or holds any interest in any of its properties; or (b) that is required for the operation of HOVRS' business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on HOVRS.

      3.4. Financial Statements.

            (a) HOVRS has delivered or made available to Acquirer the audited financial statements of HOVRS for each of the fiscal years ended December 31, 2004, 2005 and 2006, respectively, and unaudited financial statements of HOVRS on a consolidated basis as at and for the six-month periods ended June 30, 2007 (collectively, the "HOVRS Financial Statements"). The HOVRS Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) applied on a consistent basis throughout the periods presented and consistent with each other. The HOVRS Financial Statements fairly present the consolidated financial condition, operating results and cash flow of HOVRS as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited HOVRS Financial Statements.

            (b) HOVRS maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of HOVRS and to maintain accountability for assets; (iii) access to HOVRS' assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. HOVRS is not a party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Exchange
Act).

      3.5. Capital Structure.

            (a) The authorized capital stock of HOVRS consists of 15,000,000 shares of HOVRS Common Stock, of which there are 8,037,670 shares issued and outstanding as of the close of business on the date hereof, and 1,724,138 shares of HOVRS Preferred Stock, all of which are issued and outstanding as of the close of business on the date hereof. All outstanding shares of HOVRS Common Stock and HOVRS Preferred Stock have been duly authorized, validly issued, fully paid and are nonassessable and to the knowledge of HOVRS are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter Documents or any agreement to which HOVRS is a party or by which it is bound.

            (b) As of the close of business on the date hereof, there are 1,724,138 shares of HOVRS Common Stock reserved for issuance upon the conversion of the outstanding shares of HOVRS Preferred Stock. As of that same date, there are 1,051,330 shares of HOVRS Common Stock reserved for issuance under the Hands On Video Relay Services, Inc. 2004 Stock Plan, as amended (the "HOVRS Option Plan"), of which (i) 405,772 shares are subject to vested outstanding options,
(ii) 585,900 shares are subject to unvested outstanding options, and (iii) 59,658 shares are reserved for future option grants. As of that same date, there are no outstanding options to purchase shares of HOVRS Preferred Stock. HOVRS has delivered or made available to Acquirer true and complete copies of each form of agreement or stock option plan evidencing an option to purchase HOVRS Common Stock. Section 3.5(b) of the HOVRS Disclosure Schedule lists every outstanding option to purchase shares of HOVRS Common Stock, and for each such option sets forth the name of the optionee, the number of shares of HOVRS Common Stock subject to purchase upon the exercise of the option, the applicable exercise price per share and the shares vested as of the date designated thereon.(1)

            (c) Except for the rights created pursuant to or disclosed in this Agreement or as set forth in Section 3.5 to the HOVRS Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which HOVRS is a party or by which it is bound, obligating HOVRS to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of HOVRS Common Stock or HOVRS Preferred Stock, or obligating HOVRS to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as contemplated hereunder, there are no other contracts, commitments or agreements relating to voting, purchase or sale of HOVRS' capital stock (a) between or among HOVRS and any of its stockholders; and (b) to the knowledge of HOVRS, between or among any of HOVRS' stockholders.

      3.6. Absence of Certain Changes. Except as disclosed in Section 3.6 of the HOVRS Disclosure Schedule, since December 31, 2006 (the "HOVRS Balance Sheet Date"), HOVRS has conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on HOVRS; (b) any acquisition, sale or transfer of any material asset of HOVRS other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by HOVRS or any revaluation by HOVRS of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of HOVRS or any direct or indirect redemption, purchase or other acquisition by HOVRS of any of its shares of capital stock; (e) the

--------
(1) HOVRS to provide missing information.

execution by HOVRS of any HOVRS Material Contract (as defined in Section 3.14), other than in the ordinary course of business and as provided to Acquirer, or any material amendment or termination of, or default under, any HOVRS Material Contract to which HOVRS is a party or by which it is bound; (f) any amendment or change to the Charter Documents; (g) any increase in or modification of the compensation or benefits payable or to become payable by HOVRS to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (h) any negotiation or agreement by HOVRS to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Acquirer and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of HOVRS' capital stock.

      3.7. Absence of Undisclosed Liabilities. HOVRS has no material obligations or material liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the balance sheet of HOVRS as of the HOVRS Balance Sheet Date (the "HOVRS Balance Sheet"); (b) those incurred in the ordinary course of business and not required to be set forth in the HOVRS Balance Sheet under GAAP; (c) those incurred in the ordinary course of business since the HOVRS Balance Sheet Date and consistent with past practice; and (d) those incurred in connection with the execution of this Agreement.

      3.8. Litigation. Section 3.8 of the HOVRS Disclosure Schedule identifies private or governmental action, suit, proceeding, claim and arbitration and, to the knowledge of HOVRS, investigation, that is pending or, to the knowledge of HOVRS, threatened, before any Governmental Entity, foreign or domestic, against HOVRS or any of its properties or any of its officers or directors (in their capacities as such). There is no private or governmental action, suit, proceeding, claim or arbitration or, to the knowledge of HOVRS, any investigation, that is pending or, to the knowledge of HOVRS, threatened, before any Governmental Entity, foreign or domestic, against HOVRS or any of its properties or any of its officers or directors (in their capacities as such), that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on HOVRS. There is no judgment, decree or order against HOVRS, or, to the knowledge of HOVRS, any of its directors or officers (in their capacities as such), that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on HOVRS.

      3.9.  Restrictions on Business Activities.  Except as set forth in Section
3.9 of the HOVRS Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon HOVRS that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of HOVRS, any acquisition of property by HOVRS or the conduct of business by HOVRS as currently conducted by HOVRS.

      3.10. Intellectual Property.

            (a) For purposes of this Agreement, "Intellectual Property" means:

                  (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                  (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                  (iii) all copyrights, registrations, semiconductor topography and mask work rights (including all rights of authorship, use, publication, reproduction, distribution, performance and transformation and moral rights and rights of ownership with respect to copyrightable works, semiconductor topography works and mask works), and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                  (iv)  trademarks,  trademark  registrations,  applications for
registration  of  trademarks,   service  marks,   service  mark   registrations,
applications for registration of service marks, trade name registrations and registered trade names and applications for registrations of trade names (collectively, "Trademarks") and domain name registrations;

                  (v) all trade secrets and proprietary information (including with respect to technology, ideas, inventions, designs, manufacturing and operating specifications, know-how, formulae, technical data, computer programs, hardware, software and processes); and

                  (vi) all other intellectual property rights and protections, worldwide.

            (b) HOVRS owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property that is both used in and material to its business as currently conducted by HOVRS. The Intellectual Property owned by or licensed to HOVRS collectively constitutes all of the material Intellectual Property necessary to enable HOVRS to conduct its business as such business is currently being conducted by it.

            (c) For the purposes of this Agreement, "HOVRS Intellectual Property" means Intellectual Property incorporated into any product of HOVRS or otherwise used in the business of HOVRS (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding Ten Thousand Dollars ($10,000) on standard terms and conditions, as modified for HOVRS' operations). Section 3.10(c) of the HOVRS Disclosure Schedule lists:

                  (i) the following HOVRS Intellectual Property to the extent owned by HOVRS: (A) all Issued Patents and Patent Applications, (B) all registered Trademarks and pending trademark applications and (C) all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and/or registration has been filed; and

                  (ii) the following agreements relating to each of the products of HOVRS (the "HOVRS Products") or HOVRS Intellectual Property: all (A) agreements granting any right to distribute or sublicense a HOVRS Product on any exclusive or non-exclusive basis; (B) any exclusive or non-exclusive licenses of Intellectual Property to or from HOVRS (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding Ten Thousand Dollars ($10,000) on standard terms and conditions, as modified for HOVRS' operations); (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to HOVRS are Fifteen Thousand Dollars ($15,000) or more; (D) joint development agreements; (E) agreements pursuant to which HOVRS grants or has granted any ownership right to any HOVRS Intellectual Property owned by HOVRS; (F) orders of a court of competent jurisdiction relating to HOVRS Intellectual Property owned or used by HOVRS that are known by HOVRS; (G) any option to purchase or obtain a license to any HOVRS Intellectual Property owned by HOVRS; and (H) agreements pursuant to which HOVRS grants or has granted any party any rights to access source code, or to use source code or object code to create derivative works of HOVRS Products.

            (d) Section 3.10(d) of the HOVRS Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which HOVRS is a party and pursuant to which (i) HOVRS has authorized another party to use any Intellectual Property owned by HOVRS that is material to the business of HOVRS or (ii) to which HOVRS is authorized to use any Intellectual Property that is owned by any third party and material to the business of HOVRS, excluding "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding Ten Thousand Dollars ($10,000) on standard terms and conditions ("Third Party HOVRS Intellectual Property").

            (e) To the knowledge of HOVRS, there is no unauthorized use, disclosure, infringement or misappropriation of any HOVRS Intellectual Property owned by HOVRS by any third party, including any employee or former employee of HOVRS, other than such uses, disclosures, infringements or misappropriations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOVRS. Except as disclosed in Section 3.10(e) of the HOVRS Disclosure Schedule, HOVRS has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or other agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Acquirer or its counsel. Except pursuant to the agreements disclosed in Section 3.10(d) of the HOVRS Disclosure Schedule, there are no royalties, fees or other payments payable by HOVRS to any party by reason of the ownership, use, sale or disposition of Third Party HOVRS Intellectual Property.

            (f) Other than with respect to matters that have been fully resolved, settled and, if applicable, fully paid, prior to the date hereof, HOVRS has no knowledge of, and HOVRS has not received written notice asserting any breach by HOVRS of, any license, sublicense or other agreement relating to the HOVRS Intellectual Property or Third Party HOVRS Intellectual Property. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Acquirer's right to own or use any HOVRS Intellectual Property, including any Third Party HOVRS Intellectual Property.

            (g) To the knowledge of HOVRS, all Issued Patents, registered Trademarks and registered Copyrights owned by HOVRS are valid and subsisting. With respect to any Issued Patents owned by HOVRS, all maintenance and annual fees have been fully paid. With respect to registered Trademarks, all necessary affidavits of use, renewals and/or documents evidencing accurate chain of title and ownership are currently on file with the United States Patent and Trademark Office. Other than with respect to matters that have been fully resolved, settled and, if applicable, fully paid prior to the date hereof, HOVRS has no knowledge of, and HOVRS has not received any written assertion of, any actual or alleged infringement, misappropriation or unlawful use by HOVRS of any Intellectual Property owned by any third party, and there is no proceeding pending or to the knowledge of HOVRS threatened with respect to the foregoing. There is no proceeding pending or, to the knowledge of HOVRS, threatened with respect to, nor has HOVRS received any written claim or demand that challenges, the legality, validity, enforceability or ownership of any item of HOVRS Intellectual Property that is owned by HOVRS. HOVRS has not brought a proceeding alleging infringement of HOVRS Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (h) All current and former officers, employees and vendors of HOVRS, to the extent the duties of such officers, employees and vendors involve the handling of confidential information of Acquirer or the creation of Intellectual Property, have executed and delivered to HOVRS an agreement regarding the protection of proprietary information and the assignment or exclusive license to HOVRS of any Intellectual Property arising from services performed for HOVRS by such Persons, the form of which has been supplied to Acquirer. To the knowledge of HOVRS, no employee of HOVRS is in violation of any term relating to Intellectual Property or confidentiality contained in any employment contract or any other contract or agreement relating to the relationship of any such employee with HOVRS. To the knowledge of HOVRS, no current or former officer, director or employee of HOVRS has any right, claim or interest in or with respect to any HOVRS Intellectual Property owned by HOVRS.

            (i) HOVRS has taken commercially reasonable measures and precautions designed to protect and maintain the confidentiality of all trade secrets and proprietary information of HOVRS (except such trade secrets and proprietary information whose value would not be materially impaired by public disclosure). All disclosure to a third party of any trade secrets that are material to the businesses of and owned by HOVRS has been pursuant to the terms of a written agreement between HOVRS and such third party, such agreement designed to protect and maintain the confidentiality of such trade secrets.

            (j) Except as set forth in Section 3.10(j) of the HOVRS Disclosure Schedule and except for any claims that have been resolved prior to the date hereof, no product liability claims have been communicated in writing to or, to the knowledge of HOVRS, threatened against HOVRS.

            (k) A complete list of each of the HOVRS Products and HOVRS' proprietary software that is material to its business ("HOVRS Software"), together with a brief description of each, is set forth in Section 3.10(k) of the HOVRS Disclosure Schedule.

            (l) To the knowledge of HOVRS, HOVRS is not subject to any proceeding or outstanding decree, order, judgment, stipulation, or agreement restricting in any manner the use, transfer or licensing of any HOVRS Intellectual Property owned by HOVRS, or which may affect the validity, use or enforceability of such HOVRS Intellectual Property.

            (m) To the knowledge of HOVRS, no Public Software (as defined below) forms a material part of any HOVRS Products, services provided by HOVRS or HOVRS Intellectual Property, and no Public Software was or is (A) both used in connection with, and material to, the development of any HOVRS Product, HOVRS service or HOVRS Intellectual Property owned by HOVRS or (B) in any material respect is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any HOVRS Product, HOVRS service or HOVRS Intellectual Property owned by HOVRS. As used in this Section 3.10(m), "Public Software" means any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.

      3.11. Interested Party Transactions. HOVRS is not indebted to any director, officer, employee or agent of HOVRS (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to HOVRS. To the knowledge of HOVRS, there have been no transactions during the two-year period ending on the date hereof that would require disclosure if HOVRS were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

      3.12. Minute Books. The minute book of HOVRS contains a materially complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of HOVRS through the date of this Agreement, and reflects all transactions referred to in such minutes accurately in all material respects.

      3.13. Complete Copies of Materials. All copies of documents delivered or made available by HOVRS to Acquirer in connection with Acquirer's due diligence review of HOVRS have been true and complete copies of each such document.

      3.14. HOVRS Material Contracts. All of the HOVRS Material Contracts (as defined in this Section 3.14) are listed in Section 3.14 of the HOVRS Disclosure Schedule. With respect to the HOVRS Material Contracts, except as set forth in
Section 3.14 of the HOVRS Disclosure Schedule: (a) each HOVRS Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to HOVRS, and, to HOVRS' knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) each HOVRS Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect with respect to HOVRS or its successor immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither HOVRS nor, to HOVRS' knowledge, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by HOVRS or, to HOVRS' knowledge, by any such other party, or permit termination, modification or acceleration, under such HOVRS Material Contract, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOVRS. HOVRS is not a party to any oral contract, agreement or other arrangement. "HOVRS Material Contract" means any contract, agreement or commitment to which HOVRS is a party (a) with expected receipts or expenditures in excess of Twenty-Five Thousand Dollars ($25,000); (b) required to be listed pursuant to
Section 3.10(d) or Section 3.22; (c) requiring HOVRS to indemnify any party; (d) granting any exclusive rights to any party; (e) evidencing indebtedness for borrowed or loaned money of Twenty-Five Thousand Dollars ($25,000) or more, including guarantees of such indebtedness; or (f) that could reasonably be expected to have a Material Adverse Effect on HOVRS if breached by HOVRS in such a manner as would (I) permit any other party to cancel or terminate the same (with or without notice or passage of time); (II) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from HOVRS; or (III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such HOVRS Material Contract.

      3.15. Inventory. HOVRS has no inventory as of the HOVRS Balance Sheet Date. Any inventory acquired subsequent to such date and prior to the Closing shall have been or be acquired and maintained in the ordinary course of business, shall have been or be of good and merchantable quality, and consists or will consist of items of a quantity and quality usable or salable in the ordinary course of business. The values at which any inventories will be carried will reflect an inventory valuation policy of HOVRS that is in accordance with GAAP applied on a consistent basis. HOVRS is not under any material liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers. Since the HOVRS Balance Sheet Date, adequate provision has been made on the books of HOVRS in the ordinary course of business in accordance with GAAP applied on a consistent basis to provide for all material slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

      3.16. Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on the HOVRS Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with Persons other than affiliates, are not subject to any prior assignment, lien or security interest, and to HOVRS' knowledge are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the HOVRS Financial Statements.

      3.17. Customers and Suppliers. Except as set forth in Section 3.17 of the HOVRS Disclosure Schedule, as of the date hereof, no customer that individually accounted for more than five percent (5%) of HOVRS' gross revenues during the 12-month period preceding the date hereof and no supplier of HOVRS that individually accounted for more than five percent (5%) of HOVRS' purchases during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to HOVRS to cancel or otherwise terminate its relationship with HOVRS or has at any time on or after the HOVRS Balance Sheet Date, decreased materially its services or supplies to HOVRS in the case of any supplier, or its usage of the services or products of HOVRS in the case of such customer, and to HOVRS' knowledge, no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with HOVRS or to decrease materially its services or supplies to HOVRS or its usage of the services or products of HOVRS, as the case may be. HOVRS has not knowingly breached any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of HOVRS, so as to provide a benefit to HOVRS that was not intended by the parties.

      3.18. Employees and Consultants. Section 3.18 of the HOVRS Disclosure Schedule contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of HOVRS, together with their respective salaries or wages, other compensation, dates of employment and positions.
Section 3.18 of the HOVRS Disclosure Schedule also describes all severance benefits to which any HOVRS employee is or may become entitled pursuant to any agreement between HOVRS and such employee.

      3.19. Title to Property. HOVRS has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the HOVRS Balance Sheet or acquired after the HOVRS Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the HOVRS Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the HOVRS Balance Sheet or listed in Section 3.19 of the HOVRS Disclosure Schedule; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOVRS. The plants, property and equipment of HOVRS that are used in the operations of its business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of HOVRS are reflected in the HOVRS Balance Sheet to the extent required by GAAP. All leases to which HOVRS is a party are in full force and effect and are valid, binding and enforceable in respect of HOVRS in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided or made available to Acquirer. HOVRS own no real property.

      3.20. Environmental Matters.

            (a) The following terms shall be defined as follows:

                  (i) "Environmental Laws" shall mean any applicable foreign, federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (as defined in Section 3.20(a)(ii), including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"),and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended ("RCRA").

                  (ii) "Hazardous Materials" shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a "hazardous constituent," "hazardous substance," "hazardous waste," "hazardous waste constituent," "infectious waste," "medical waste," "biomedical waste," "pollutant," "toxic pollutant," "contaminant" or any other statutory or regulatory terminology intended to classify or identify substances, constituents, materials or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including without limitation ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity. The term "Hazardous Materials" shall include without limitation any "hazardous substances" as defined, listed, designated or regulated under CERCLA, any "hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

            (b) To the knowledge of HOVRS, HOVRS is and has been in material compliance with all Environmental Laws applicable to HOVRS and relating to the properties or facilities used, leased or occupied by HOVRS at any time (collectively, "HOVRS' Facilities;" such properties or facilities currently used, leased or occupied by HOVRS are defined herein as "HOVRS' Current Facilities"), and no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any of HOVRS' Facilities during HOVRS' occupancy thereof that could reasonably be expected to give rise to a material liability of HOVRS under Environmental Laws. To HOVRS' knowledge, (i) there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of HOVRS' Current Facilities in a condition, or in concentrations or amounts, that could reasonably be expected to give rise to a material liability of HOVRS, (ii) there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at HOVRS' Current Facilities except as are operated and maintained, or removed, in material compliance with applicable Environmental Laws, and (iii) no HOVRS employee or other Person has asserted in writing that HOVRS is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. Except as set forth in Section 3.20 of the HOVRS Disclosure Schedule, no civil, criminal or administrative action, proceeding or investigation is pending against HOVRS, or, to HOVRS' knowledge, threatened against HOVRS, alleging a material liability of HOVRS with respect to Hazardous Materials or a material violation of Environmental Laws.

      3.21.  Taxes.  HOVRS makes the following  representations  with respect to
Taxes:

            (a) HOVRS has prepared and timely filed (or will prepare and timely file) all Tax Returns required to be filed by HOVRS for any period ending on or before the Closing Date. All Tax Returns filed by HOVRS are true and correct in all material respects and have been completed in accordance with Applicable Law, and all material Taxes shown to be due on such Tax Returns, and other material Taxes that are due for which no Tax Returns are required to be filed, have been timely paid. To the extent Taxes are not due, adequate reserves have been established on the HOVRS Balance Sheet with respect to accrued taxes up to the HOVRS Balance Sheet Date in accordance with GAAP as applied by HOVRS on a consistent basis with prior periods. HOVRS has no knowledge of any basis for the assertion of a liability for unpaid Taxes with respect to accrued Taxes up to the HOVRS Balance Sheet Date that are not established on the HOVRS Balance Sheet. HOVRS has no knowledge that it has incurred any liability for Taxes after the HOVRS Balance Sheet Date other than in the ordinary course of business that may be material. HOVRS has delivered or made available to the Acquirer true and correct copies of all income and franchise Tax Returns, closing agreements, examination reports or other similar reports, and statements of deficiencies filed, assessed against or agreed to by, or on behalf of, HOVRS since December 31, 2003.

            (b) There are no audits by any taxing authority pending against HOVRS or any predecessor entity and HOVRS has not received written notice from any taxing authority that it is conducting or intends to conduct an audit or investigation. HOVRS has not waived or extended any statute of limitations in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment, reassessment, deficiency or with respect to the payment of any Taxes. HOVRS is not a party to any power of attorney with respect to a Tax matter that is currently in force or otherwise bound by any private letter ruling of the IRS or comparable rulings issued by any other taxing authority.

            (c) No claims have been made by a taxing authority in writing to HOVRS in a jurisdiction where HOVRS does not file Tax Returns that HOVRS is or may be subject to taxation by that jurisdiction. No issue has been raised by a taxing authority in writing to HOVRS in any current or most recent examination which, by application of the same or similar principles, would reasonably be expected to affect the Tax treatment of HOVRS in any taxable period (or portion thereof) ending after the Closing Date.

            (d) HOVRS does not have (i) any liability for the payment of any Taxes as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability or by operation of Applicable Law, and (ii) any liability for the payment of any amounts as a result of being a party to, or bound by, any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to Taxes.

            (e) HOVRS has disclosed to Acquirer (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that HOVRS has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday orother Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting HOVRS. HOVRS is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

            (f) HOVRS is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

            (g) HOVRS is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of HOVRS that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G of the Code by HOVRS or any of its Subsidiaries, or that would be subject to an excise Tax by reason of Section 4999 of the Code.

            (h) Schedule 3.21(h) contains a list enumerating each jurisdiction in which HOVRS is required to pay Taxes or file Tax Returns and specifying the type of Taxes paid and Tax Returns filed in that jurisdiction.

            (i) HOVRS (i) has complied in all material respects with all Applicable Laws, rules and regulations relating to the payment and withholding of Taxes, (ii) has timely and properly paid over to the applicable governmental authorities all amounts required to be so withheld from all payments made by or on behalf of HOVRS (including, but not limited to, employee wages and payments to independent contractors) and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (j) HOVRS has not distributed the stock of any corporation, or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

            (k) No property of HOVRS (i) is tax exempt use property within the meaning of Section 168(h) or Section 470(c)(2) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under Section 103(a) of the Code or (iii) is required to be treated as being owned by any Person (other than HOVRS) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the Tax Reform Act of 1986.

            (l) HOVRS has disclosed on its U.S. federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. HOVRS has not engaged in a reportable transaction described in Section 1.6011-4 of the Treasury Regulations.

      3.22. Employee Benefit Plans.

            (a) Section 3.22 of the HOVRS Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is sponsored, maintained, contributed to, or required to be contributed to by HOVRS and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is treated as a single employer with HOVRS within the meaning of Section 414(b), (c), (m) or (o) of the Code, (an "ERISA Affiliate") for the benefit of any Person who performs or who has performed services for HOVRS or with respect to which HOVRS or any ERISA Affiliate has or may have any liability (including without limitation contingent liability) or obligation (collectively, the "HOVRS Employee Plans").

            (b) Documents. HOVRS has furnished or made available to Acquirer true and complete copies of documents embodying each of the existing HOVRS Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, summaries of material modifications, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each HOVRS Employee Plan that is subject to ERISA reporting requirements, HOVRS has provided copies of the Form 5500 reports filed for the last three (3) plan years. HOVRS has furnished Acquirer with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such HOVRS Employee Plan, and to HOVRS' knowledge nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any HOVRS Employee Plan subject to Code Section 401(a).

            (c) Compliance. (i) Each HOVRS Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HOVRS; and HOVRS and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the HOVRS Employee Plans; (ii) any HOVRS Employee Plan intended to be qualified under Section 401(a) of the Code is either subject to a favorable determination letter or opinion letter issued by the Internal Revenue Service as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the HOVRS Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person (except to the extent required to comply with "COBRA" (as defined in paragraph
(e) below) or any similar state law); (iv) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA or
Section 4975 of the Code, with respect to any HOVRS Employee Plan; (v) neither HOVRS nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any HOVRS Employee Plan; (vi) all material contributions required to be made by HOVRS or any ERISA Affiliate to any HOVRS Employee Plan have been paid or accrued in accordance with Applicable Law; (vii) with respect to each HOVRS Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each HOVRS Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such HOVRS Employee Plan except where such failure would result in a material liability; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of HOVRS is threatened, against or with respect to any such HOVRS Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; (x) except as contemplated by this Agreement there has been no amendment to, written interpretation or announcement by HOVRS or any ERISA Affiliate that would materially increase the expense of maintaining any HOVRS Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the HOVRS Financial Statements; and (xi) no HOVRS Employee Plan is required to comply with any foreign law.

            (d) No Title IV or Multiemployer Plan. Neither HOVRS nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. Neither HOVRS nor any ERISA Affiliate has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each HOVRS Employee Plan, HOVRS has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HOVRS. HOVRS has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

            (f) Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not either alone or in conjunction with an individual's termination of employment or service or a change in the terms and conditions of employment or service (i) entitle any current or former employee or other service provider of HOVRS or any ERISA Affiliate to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any HOVRS Employee Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by HOVRS pursuant to any HOVRS Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each HOVRS Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Acquirer or HOVRS other than ordinary administration expenses typically incurred in a termination event.

      3.23. Employee Matters. HOVRS is in compliance in all material respects with all currently Applicable Laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HOVRS. Except as specified in Section 3.8 of the HOVRS Disclosure Schedule, as of the date of this Agreement, there are no proceedings pending or, to HOVRS' knowledge, reasonably expected or threatened, between HOVRS, on the one hand, and any or all of its current or former employees, on the other hand, which proceedings could reasonably be expected to have, a Material Adverse Effect on HOVRS, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. HOVRS is not a party to any collective bargaining agreement or other labor union contract, nor does HOVRS know of any activities or proceedings of any labor union to organize its employees. To HOVRS' knowledge, HOVRS has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement. No "mass layoff", "plant closing" or similar event as defined by the Worker Adjustment and Notification Act (29 U.S.C. ss. 2101 et seq.) with respect to HOVRS has occurred nor is expected to occur as a result of this Agreement.

      3.24. Insurance. HOVRS has policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of HOVRS. There is no material claim pending under any of such policies or bonds as to which coverage has been denied, disputed or to the knowledge of HOVRS questioned by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and HOVRS is otherwise in compliance in all material respects with the terms of such policies and bonds. HOVRS has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      3.25. Compliance With Laws. HOVRS has complied with, is not in violation of and has not received any written notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on HOVRS.

      3.26. Brokers' and Finders' Fee. Except as set forth in Section 3.26 of the HOVRS Disclosure Schedule, HOVRS has not entered into any arrangement or agreement with any broker, finder or investment banker that would be entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges from HOVRS in connection with the Merger, this Agreement or any transaction contemplated hereby.

      3.27. Privacy Policies and Web Site Terms and Conditions.

            (a) For purposes of this Section 3.27:

                  (i) "HOVRS Sites" means all of HOVRS' public sites on the World Wide Web; and

                  (ii) "HOVRS Privacy Statements" means, collectively, any and all of HOVRS' privacy policies published on the HOVRS Sites or otherwise made publicly available by HOVRS regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the HOVRS Sites ("Individuals").

            (b) HOVRS is in material compliance with (i) the HOVRS Privacy Statements as applicable to any given set of personal information collected by HOVRS from Individuals; and (ii) all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information.

            (c) HOVRS has not received written notice of any claims or controversies regarding the HOVRS Privacy Statements or the implementation thereof.

      3.28. International Trade Matters. HOVRS is, and at all times has been, in material compliance with and has not been and is not in material violation of any International Trade Law, including but not limited to, all laws and regulations related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. HOVRS has no basis to expect, and neither HOVRS nor any other Person for whose conduct it is or may be held to be responsible has received, any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law.

      3.29. Proxy Statement and Information Statement. None of the information to be supplied by HOVRS or any of its accountants, counsel or other authorized representatives for inclusion in the Preliminary Proxy Statement or the HOVRS Information Statement will, at the time of the mailing thereof to the HOVRS Stockholders, or for inclusion in the Proxy Statement will, at the time of the mailing thereof to the stockholders of Acquirer or at the time of the meeting of the stockholders of Acquirer to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by HOVRS with respect to any information supplied by Acquirer or its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to HOVRS or its officers and directors shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

      3.30. No Other Representations. Except for the representations and warranties contained in this Section 3 (as modified by the HOVRS Disclosure Schedule), neither HOVRS nor any other Person makes any other express or implied representation or warranty with respect to HOVRS or the transactions contemplated by this Agreement, and HOVRS disclaims any other representations or warranties, whether made by HOVRS or any of its affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Section 3 (as modified by the HOVRS Disclosure Schedule), HOVRS hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Acquirer, HOVRS Merger Sub or any of their affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to
Acquirer by any director, officer, employee, agent, consultant, or representative of the HOVRS or any of its affiliates or representatives). The disclosure of any matter or item in the HOVRS Disclosure Schedule shall not be deemed to constitute an acknowledgement that any such matter is required to be disclosed.

      3.31. Board Approval. The board of directors of HOVRS, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) approved this Agreement and the other documents contemplated hereunder, together with the Merger and the other transactions contemplated hereby, and (ii) recommended that the stockholders of HOVRS approve this Agreement, the Merger and the other transactions contemplated hereby.

4. Representations and Warranties of Acquirer. Acquirer represents and warrants to HOVRS and the HOVRS Stockholders that the statements contained in this
Section 4 are true and correct, except as disclosed in a document of even date herewith and delivered by Acquirer to HOVRS on the date hereof referring to the representations and warranties in this Agreement (the "Acquirer Disclosure Schedule") (it being understood and agreed that the disclosure set forth in a specific section or subsection of Acquirer Disclosure Schedule shall qualify the representations and warranties set forth in the corresponding section and subsection of this Section 4 (whether or not a specific cross-reference is included therein) if and to the extent that it is reasonably apparent on the face of such disclosure that such disclosure applies to such other section or subsection, and that the representation and warranties provided hereunder may be qualified by disclosures made by Acquirer in its public filings with the SEC, if and only to the extent such filing is reasonably identified by report captions or otherwise when cross-referenced on the Acquirer Disclosure Schedule). For purposes of the representations and warranties set forth in this Section 4 only, unless the context otherwise requires, the term "Acquirer" shall mean "Acquirer and its Subsidiaries, taken as a whole."

      4.1. Organization, Standing and Power. Each of Acquirer and HOVRS Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as described in Section 4.1 of the Acquirer Disclosure Schedule, every other Subsidiary of Acquirer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Acquirer and HOVRS Merger Sub have corporate power to own their respective properties and to carry on their respective businesses as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Acquirer. Acquirer has delivered a true and correct copy of the Charter Documents of Acquirer, HOVRS Merger Sub and any other Subsidiary of Acquirer, each as amended to date, to HOVRS. Neither Acquirer, HOVRS Merger Sub nor any other Subsidiary of Acquirer is in violation of any of the provisions of its Charter Documents. Except as set forth on Section 4.1 of the Acquirer Disclosure Schedule and other than its Subsidiaries, Acquirer does not own directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      4.2. Authority. Acquirer and HOVRS Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquirer and HOVRS Merger Sub, subject only to the approval of the Merger, the issuance of the Acquirer Common Stock pursuant to this Agreement and such other matters as shall be required by Nasdaq in connection with the consummation of the Merger by Acquirer's stockholders as contemplated in Section 6.4. This Agreement has been duly executed and delivered by Acquirer and HOVRS Merger Sub, and constitutes the valid and binding obligation of Acquirer and HOVRS Merger Sub enforceable against Acquirer and HOVRS Merger Sub in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Acquirer and HOVRS Merger Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under
(a) any provision of the Charter Documents of Acquirer, HOVRS Merger Sub or any of their Subsidiaries, as amended; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquirer, HOVRS Merger Sub or any of their Subsidiaries or their properties or assets in the case of clause (b), except for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. No consent, approval, order or authorization of or registration, declaration or filing with any

Governmental Entity is required by or with respect to Acquirer, HOVRS Merger Sub or any of their Subsidiaries in connection with the execution and delivery of this Agreement by Acquirer or HOVRS Merger Sub, or the consummation by Acquirer and HOVRS Merger Sub of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger as provided in Section 2.2; (b) filings required under the Exchange Act; (c) filings required by the National
Association of Securities Dealers ("NASD"); (d) the filing with the Nasdaq Capital Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquirer Common Stock issuable in exchange for the HOVRS Securities in the Merger and upon exercise of options under the HOVRS Option Plan or otherwise assumed by Acquirer; (e) such filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (f) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on Acquirer and could not reasonably be expected to prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

      4.3. Governmental Authorization. Acquirer has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which Acquirer currently operates or holds any interest in any of its properties; or (b) that is required for the operation of Acquirer's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Acquirer.

      4.4. Financial Statements.

            (a) Acquirer has delivered or made available to HOVRS the audited financial statements of Acquirer on a consolidated basis for each of the fiscal years ended December 31, 2004, 2005 and 2006, respectively, and unaudited financial statements of Acquirer on a consolidated basis as at and for the six-month period ended June 30, 2007 (collectively, the "Acquirer Financial Statements"). The Acquirer Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) applied on a consistent basis throughout the periods presented and consistent with each other. The Acquirer Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Acquirer as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited Acquirer Financial Statements.

            (b) Acquirer maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of consolidated financial statements of Acquirer and to maintain accountability for assets; (iii) access to Acquirer's assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Acquirer is not a party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Exchange Act).

      4.5. Capital Structure.

            (a) At the close of business on the date hereof, the authorized capital stock of Acquirer consists of 200,000,000 shares of Acquirer Common Stock, of which there are 2,462,605 shares issued and outstanding, and 4,351,943 shares of Acquirer Preferred Stock, of which there are 290,135 shares issued and outstanding. All outstanding shares of Acquirer Common Stock and Acquirer Preferred Stock have been duly authorized, validly issued, fully paid and are nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter Documents of Acquirer or any agreement to which Acquirer is a party or by which it is bound.

            (b) As of the close of business on the date hereof, there are 290,135 shares of Acquirer Common Stock reserved for issuance upon the conversion of the outstanding Acquirer Preferred Stock. As of that same date, there are 188,158 shares of Acquirer Common Stock reserved for issuance pursuant to Acquirer's Stock Option Plans, of which 83,191 shares are subject to outstanding, unexercised options. Section 4.5(b) of the Acquirer Disclosure Schedule lists every outstanding option to purchase shares of Acquirer Common Stock, and for each such option sets forth the name of the optionee, the number of shares of Acquirer Common Stock subject to purchase upon the exercise of the option, the applicable exercise price per share and the shares vested as of the date designated thereon.

            (c) Section 4.5(c) of the Acquirer Disclosure Schedule sets forth a list of each Subsidiary of Acquirer and its jurisdiction of organization. All of the outstanding shares of capital stock of each Subsidiary of Acquirer (i) have been duly authorized, validly issued, fully paid and are nonassessable, and are not subject to preemptive rights or rights of first refusal created by statute, the Charter Documents of any Subsidiary of Acquirer or any agreement to which any Subsidiary of Acquirer is a party or by which it is bound, and (ii) are owned by Acquirer, by another Subsidiary of Acquirer or by Acquirer and another Subsidiary of Acquirer, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

            (d) Except for the rights created pursuant to this Agreement and the rights otherwise disclosed in this Section 4.5 or in Section 4.5 of the Acquirer Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquirer or any Subsidiary of Acquirer is a party or by which any of them is bound obligating any of them to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of their capital stock or obligating Acquirer or any Subsidiary of Acquirer to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of the capital stock of Acquirer or any Subsidiary of Acquirer (a) between or among Acquirer or any Subsidiary of Acquirer or any of their stockholders; and (b) to Acquirer's knowledge, between or among any of Acquirer's stockholders.

      4.6. Absence of Certain Changes. Except as disclosed in Section 4.6 of the Acquirer Disclosure Schedule, since December 31, 2006 (the "Acquirer Balance Sheet Date"), Acquirer has conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Acquirer; (b) any acquisition, sale or transfer of any material asset of Acquirer other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquirer or any revaluation by Acquirer of any of its assets; (d) any declaration, setting aside or payment of a dividend or other distribution with respect to the shares of Acquirer or any direct or indirect redemption, purchase or other acquisition by Acquirer of any of its shares of capital stock; (e) any Acquirer Material Contract entered into by Acquirer, other than in the ordinary course of business and as provided to HOVRS, or any material amendment or termination of, or default under, any Acquirer Material Contract to which Acquirer is a party or by which it is bound; (f) any amendment or change to the Charter Documents of Acquirer or any of its Subsidiaries; (g) any increase in or modification of the compensation or benefits payable or to become payable by Acquirer to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (h) any negotiation or agreement by Acquirer to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with HOVRS and its representatives regarding the transactions contemplated by this Agreement). Except as disclosed in Section 4.6 of the Acquirer Disclosure Schedule, at the Effective Time, there will be no accrued but unpaid dividends on shares of Acquirer's capital stock.

      4.7. Absence of Undisclosed Liabilities. Acquirer has no material obligations or material liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the consolidated balance sheets of Acquirer as of Acquirer Balance Sheet Date (the "Acquirer Balance Sheet"); (b) those incurred in the ordinary course of business and not required to be set forth in Acquirer Balance Sheet under GAAP; (c) those incurred in the ordinary course of business since Acquirer Balance Sheet Date and consistent with past practice; and (d) those incurred in connection with the execution of this Agreement.

      4.8. Litigation. Section 4.8 of the Acquirer Disclosure Schedule identifies every private or governmental action, suit, proceeding, claim and arbitration and, to the knowledge of Acquirer, every investigation, that is pending or, to the knowledge of Acquirer, threatened, before any Governmental Entity, foreign or domestic, against Acquirer or any of its properties or any of its officers or directors (in their capacities as such). There is no private or governmental action, suit, proceeding, claim or arbitration or, to the knowledge of Acquirer, any investigation, that is pending or, to the knowledge of
Acquirer, threatened, before any Governmental Entity, foreign or domestic, against Acquirer or any of its properties or any of its officers or directors (in their capacities as such), that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquirer. There is no judgment, decree or order against Acquirer, or, to the knowledge of Acquirer, any of its directors or officers (in their capacities as such), that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquirer.

      4.9. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Acquirer that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Acquirer,


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

any acquisition of property by Acquirer or the conduct of business by Acquirer as currently conducted by Acquirer.

      4.10. Intellectual Property.

            (a) Acquirer owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property that is both used in and material to the business of Acquirer as currently conducted by Acquirer. The Intellectual Property owned by and licensed to Acquirer collectively constitutes all of the material Intellectual Property necessary to enable Acquirer to conduct its business as such business is currently being conducted by Acquirer.

            (b) For the purposes of this Agreement, "Acquirer Intellectual Property" means Intellectual Property incorporated into any product of Acquirer or otherwise used in the business of Acquirer (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding Ten Thousand Dollars ($10,000) on standard terms and conditions, as modified for Acquirer's operations). Section 4.10(b) of the Acquirer Disclosure Schedule lists:

                  (i) the following Acquirer Intellectual Property to the extent owned by Acquirer: (A) all Issued Patents and Patent Applications, (B) all registered Trademarks and pending trademark applications and (C) all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and/or registration has been filed; and

                  (ii) the following agreements relating to each of the products of Acquirer (the "Acquirer Products") or Acquirer Intellectual Property: all (A) agreements granting any right to distribute or sublicense a Acquirer Product on any exclusive or non-exclusive basis; (B) any exclusive or non-exclusive licenses of Intellectual Property to or from Acquirer (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding Ten Thousand Dollars ($10,000) on standard terms and conditions, as modified for Acquirer's operations); (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Acquirer are Twenty-Five Thousand Dollars ($25,000) or more; (D) joint development agreements; (E) agreements pursuant to which Acquirer grants or has granted any ownership right to any Acquirer Intellectual Property owned by Acquirer; (F) orders of a court of competent jurisdiction relating to Acquirer Intellectual Property owned or used by Acquirer that are known by Acquirer; (G) any option to purchase or obtain a license to any Acquirer Intellectual Property owned by Acquirer; and (H) agreements pursuant to which Acquirer grants or has granted any party any rights to access source code or to use source code or object code to create derivative works of Acquirer Products.

            (c) Section 4.10(c) of the Acquirer Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Acquirer is a party and pursuant to which (i) Acquirer has authorized another party to use any Intellectual Property owned by Acquirer that is material to the business or (ii) to which Acquirer is authorized to use any Intellectual Property that is owned by any third party and material to the


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

business of Acquirer, excluding "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding Ten Thousand Dollars ($10,000) on standard terms and conditions ("Third Party Acquirer Intellectual Property").

            (d) To the knowledge of Acquirer, there is no unauthorized use, disclosure, infringement or misappropriation of any Acquirer Intellectual Property owned by Acquirer by any third party, including any employee or former employee of Acquirer, other than such uses, disclosures, infringements or misappropriations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. Except as disclosed in
Section 4.10(c) of the Acquirer Disclosure Schedule, Acquirer has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or other agreements to end users arising in the ordinary course of business, the forms of which have been delivered to HOVRS or its counsel. Except pursuant to agreements disclosed in Section 4.10(c) of the Acquirer Disclosure Schedule, there are no royalties, fees or other payments payable by Acquirer to any party by reason of the ownership, use, sale or disposition of Third Party Acquirer Intellectual Property.

            (e) Other than with respect to matters which have been fully resolved, settled and, if applicable, fully paid, prior to the date hereof, Acquirer has no knowledge of, and has not received written notice asserting any breach by Acquirer of any license, sublicense or other agreement relating to Acquirer Intellectual Property or Third Party Acquirer Intellectual Property. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Acquirer's right to own or use any Acquirer Intellectual Property, including any Third Party Acquirer Intellectual Property.

            (f) To the knowledge of Acquirer, all Issued Patents, registered Trademarks and registered Copyrights owned by Acquirer are valid and subsisting. With respect to any Issued Patents owned by Acquirer, all maintenance and annual fees have been fully paid. With respect to registered Trademarks, all necessary affidavits of use, renewals and/or documents evidencing accurate chain of title and ownership are currently on file with the United States Patent and Trademark Office. Other than with respect to matters which have been fully resolved, settled, and, if applicable, fully paid, prior to the date hereof, Acquirer has no knowledge of, and has not received any written assertion of, any actual or alleged infringement, misappropriation or unlawful use by Acquirer of any Intellectual Property owned by any third party, and there is no proceeding pending or, to the knowledge of Acquirer, threatened with respect to the foregoing. There is no proceeding pending or, to the knowledge of Acquirer, threatened with respect to, nor has Acquirer received any written claim or demand that challenges, the legality, validity, enforceability or ownership of any item of Acquirer Intellectual Property that is owned by Acquirer. Acquirer has not brought a proceeding alleging infringement of Acquirer Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (g) All current and former officers, employees and vendors of Acquirer, to the extent the duties of such officers, employees and vendors primarily involve the handling of confidential information of Acquirer or the creation of Intellectual Property, have executed and delivered to Acquirer an agreement regarding the protection of proprietary information and the assignment to Acquirer of any Intellectual Property arising from services performed for Acquirer by such persons, the form of which has been supplied to HOVRS. To the knowledge of Acquirer, no employee of Acquirer is in violation of any term relating to Intellectual Property or confidentiality contained in any employment contract or any other contract or agreement relating to the relationship of any such employee with Acquirer. To the knowledge of Acquirer, no current or former officer, director or employee of Acquirer has any right, claim or interest in or with respect to any Acquirer Intellectual Property owned by Acquirer.

            (h) Acquirer has taken commercially reasonable measures and precautions designed to protect and maintain the confidentiality of all trade secrets and proprietary information of Acquirer (except such trade secrets and proprietary information whose value would not be materially impaired by public disclosure). All disclosure to a third party of any trade secrets that are material to the business of and owned by Acquirer has been pursuant to the terms of a written agreement between Acquirer and such third party, such agreements designed to protect and maintain the confidentiality of all trade secrets.

            (i) Except as set forth in Section 4.10(i) of the Acquirer Disclosure Schedule and except for any claims that have been resolved prior to the date hereof, no product liability claims have been communicated in writing to or, to Acquirer's knowledge, threatened against Acquirer.

            (j) A complete list of each of Acquirer Products and Acquirer's proprietary software that is material to its business ("Acquirer Software"), together with a brief description of each, is set forth in Section 4.10(j) of the Acquirer Disclosure Schedule.

            (k) To the knowledge of Acquirer, Acquirer is not subject to any proceeding or outstanding decree, order, judgment, stipulation, or agreement restricting in any manner the use, transfer or licensing of any Acquirer Intellectual Property owned by Acquirer, or which may affect the validity, use or enforceability of such Acquirer Intellectual Property.

            (l) To the knowledge of Acquirer, no Public Software (as defined below) forms a material part of any Acquirer Products, services provided by Acquirer or Acquirer Intellectual Property, and no Public Software was or is (A) both used in connection with, and material to, the development of any Acquirer Product, Acquirer service or Acquirer Intellectual Property owned by Acquirer, or (B) in any material respect is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Acquirer Product, Acquirer service or Acquirer Intellectual Property owned by Acquirer. As used in this
Section 4.10(l), "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla


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

Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.

      4.11. Interested Party Transactions. Acquirer is not indebted to any director, officer, employee or agent of Acquirer (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Acquirer. There have been no transactions during the two-year period ending on the date hereof that would require disclosure under
Item 404 of Regulation S-K under the Securities Act, except those transactions described in the Acquirer SEC Documents.

      4.12. Minute Books. The minute book of Acquirer contains a materially complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Acquirer through the date of this Agreement, and reflects all transactions referred to in such minutes accurately in all material respects.

      4.13. Complete Copies of Materials. All copies of documents delivered or made available by Acquirer to HOVRS in connection with HOVRS' due diligence review of Acquirer have been true and complete copies of each such document.

      4.14. Acquirer Material Contracts. All Acquirer Material Contracts (as defined below in this Section 4.14) are listed in Section 4.14 of the Acquirer Disclosure Schedule. With respect to Acquirer Material Contracts: (a) each Acquirer Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to Acquirer, and, to Acquirer's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) each Acquirer Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither Acquirer nor, to Acquirer's knowledge, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by Acquirer or, to Acquirer's knowledge, by any such other party, or permit termination, modification or acceleration, under such Acquirer Material Contract, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. Acquirer is not a party to any oral contract, agreement or other arrangement. "Acquirer Material Contract" means any contract, agreement or commitment to which Acquirer is a party (a) with expected receipts or expenditures in excess of Twenty-Five Thousand Dollars ($25,000); (b) required to be listed pursuant to Section 4.10(c) or Section 4.22; (c) requiring Acquirer to indemnify any party; (d) granting any exclusive rights to any party;
(e) evidencing indebtedness for borrowed or loaned money of Twenty-Five Thousand Dollars ($25,000) or more, including guarantees of such indebtedness; or (f) that could reasonably be expected to have a Material Adverse Effect on Acquirer if breached by Acquirer in such a manner as would (I) permit any other party to cancel or terminate the same (with or without notice or passage of time); (II) provide a basis for any


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

other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Acquirer; or (III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Acquirer Material Contract.

      4.15. Inventory. The inventories shown on Acquirer Balance Sheet or thereafter acquired by Acquirer, were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business. Since Acquirer Balance Sheet Date, Acquirer has continued to replenish inventories in a normal and customary manner consistent with past practices. The values at which inventories are carried reflect the inventory valuation policy of Acquirer, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. Acquirer is not under any material liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers. Since Acquirer Balance Sheet Date, adequate provision has been made on the books of Acquirer in the ordinary course of business in accordance with GAAP applied on a consistent basis to provide for all material slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

      4.16. Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on Acquirer Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest, and to Acquirer's knowledge are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Acquirer Financial Statements.

      4.17. Customers and Suppliers. As of the date hereof, no customer that individually accounted for more than five percent (5%) of Acquirer's gross revenues during the 12-month period preceding the date hereof and no supplier of Acquirer that individually accounted for more than five percent (5%) of Acquirer's purchases during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to Acquirer to cancel or otherwise terminate its relationship with Acquirer or has at any time on or after Acquirer Balance Sheet Date, decreased materially its services or supplies to Acquirer in the case of any such supplier, or its usage of the services or products of Acquirer in the case of such customer, and to Acquirer's knowledge no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with Acquirer or to decrease materially its services or supplies to Acquirer or its usage of the services or products of Acquirer, as the case may be. Acquirer has not knowingly breached any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Acquirer, so as to provide a benefit to Acquirer that was not intended by the parties.

      4.18. Employees and Consultants. Section 4.18 of the Acquirer Disclosure Schedule contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of Acquirer, together with their respective salaries or wages, other compensation, dates of


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

employment and positions. Section 4.18 of the Acquirer Disclosure Schedule also describes all severance benefits to which any Acquirer employee is or may become entitled pursuant to any agreement between Acquirer and such employee.

      4.19. Title to Property. Acquirer has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in Acquirer Balance Sheet or acquired after Acquirer Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since Acquirer Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on Acquirer Balance Sheet or listed in Section 4.19 of the Acquirer Disclosure Schedule; and
(d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer. The plants, property and equipment of Acquirer that are used in the operations of Acquirer's business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Acquirer are reflected in Acquirer Balance Sheet to the extent required by GAAP. All leases to which Acquirer is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquirer. Acquirer owns no real property.

      4.20. Environmental Matters. To the knowledge of Acquirer, Acquirer is and has been in material compliance with all Environmental Laws applicable to Acquirer and relating to the properties or facilities used, leased or occupied by Acquirer at any time (collectively, "Acquirer's Facilities" such properties or facilities currently used, leased or occupied by Acquirer are defined herein as "Acquirer's Current Facilities"), and no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any of Acquirer `s Facilities during Acquirer's occupancy thereof that could reasonably be expected to give rise to a material liability of Acquirer under Environmental Laws. To Acquirer `s knowledge, (i) there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of Acquirer's Current Facilities in a condition, or in concentrations or amounts, that could reasonably be expected to give rise to a material liability of Acquirer, (ii) there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Acquirer's Current Facilities except as are operated and maintained, or removed, in material compliance with applicable Environmental Laws, and (iii) no Acquirer employee or other Person has asserted in writing that Acquirer is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. Except as set forth in Section 4.20 of the Acquirer Disclosure Schedule, no civil, criminal or administrative action, proceeding or investigation is pending against Acquirer, or, to Acquirer `s knowledge, threatened against Acquirer, alleging a material liability of Acquirer with respect to Hazardous Materials or a material violation of Environmental Laws.


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

      4.21. Taxes. Acquirer makes the following  representations with respect to
Taxes:

            (a) Acquirer has prepared and timely filed (or will prepare and timely file) all Tax Returns required to be filed by Acquirer for any period ending on or before the Closing Date. All Tax Returns filed by Acquirer are true and correct in all material respects and have been completed in accordance with Applicable Law, and all material Taxes shown to be due on such Tax Returns, and other material Taxes that are due for which no Tax Returns are required to be filed, have been timely paid. To the extent Taxes are not due, adequate reserves have been established on the Acquirer Balance Sheet with respect to accrued Taxes up to the Acquirer Balance Sheet Date in accordance with GAAP as applied by Acquirer on a consistent basis with prior periods. Acquirer has no knowledge of any basis for the assertion of a liability for unpaid Taxes with respect to accrued Taxes up to the Acquirer Balance Sheet Date that are not established on the Acquirer Balance Sheet. Acquirer has no knowledge that it has incurred any liability for Taxes after the Acquirer Balance Sheet Date other than in the ordinary course of business that may be material. Acquirer has delivered or made available to HOVRS true and correct copies of all income and franchise Tax Returns, closing agreements, examination reports or other similar reports, and statements of deficiencies filed, assessed against or agreed to by, or on behalf of, Acquirer since December 31, 2003.

            (b) There are no audits by any taxing authority pending against Acquirer or any predecessor entity and Acquirer has not received written notice from any taxing authority that it is conducting or intends to conduct an audit or investigation. Acquirer has not waived or extended any statute of limitations in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment, reassessment, deficiency or with respect to the payment of any Taxes. Acquirer is not a party to any power of attorney with respect to a Tax matter that is currently in force or otherwise bound by any private letter ruling of the IRS or comparable rulings issued by any other taxing authority.

            (c) No claims have been made by a taxing authority in writing to Acquirer in a jurisdiction where Acquirer does not file Tax Returns that Acquirer is or may be subject to taxation by that jurisdiction. No issue has been raised by a taxing authority in writing to Acquirer in any current or most recent examination which, by application of the same or similar principles, would reasonably be expected to affect the Tax treatment of Acquirer in any taxable period (or portion thereof) ending after the Closing Date.

            (d) Acquirer does not have (i) any liability for the payment of any Taxes as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability or by operation of Applicable Law, and (ii) any liability for the payment of any amounts as a result of being a party to, or bound by, any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to Taxes.

            (e) Acquirer has disclosed to HOVRS (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that Acquirer has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting Acquirer. Acquirer is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

            (f) Acquirer is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

            (g) Acquirer is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Acquirer that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G of the Code by Acquirer or any of its Subsidiaries, or that would be subject to an excise Tax by reason of Section 4999 of the Code.

            (h) Section 4.21(h) of the Acquirer Disclosure Schedule contains a list enumerating each jurisdiction in which Acquirer is required to pay Taxes or file Tax Returns and specifying the type of Taxes paid and Tax Returns filed in that jurisdiction.

            (i) Acquirer (i) has complied in all material respects with all Applicable Laws, rules and regulations relating to the payment and withholding of Taxes, (ii) has timely and properly paid over to the applicable governmental authorities all amounts required to be so withheld from all payments made by or on behalf of Acquirer (including, but not limited to, employee wages and payments to independent contractors) and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (j) Acquirer has not distributed the stock of any corporation, or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

            (k) No property of Acquirer (i) is tax exempt use property within the meaning of Section 168(h) or Section 470(c)(2) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under Section 103(a) of the Code or (iii) is required to be treated as being owned by any Person (other than Acquirer) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the Tax Reform Act of 1986.

            (l) Acquirer has disclosed on its U.S. federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Acquirer has not engaged in a reportable transaction described in Section 1.6011-4 of the Treasury Regulations.

      4.22. Employee Benefit Plans.

            (a) Section 4.22(a) of the Acquirer Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), which is sponsored, maintained, contributed to, or required to be contributed to by Acquirer and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is treated as a single employer with Acquirer within the meaning of Section 414(b), (c), (m) or (o) of the Code, (an "ERISA Affiliate") for the benefit of any Person who performs or who has performed services for Acquirer or with respect to which Acquirer or any ERISA Affiliate has or may have any liability (including without limitation contingent liability) or obligation (collectively, the "Acquirer Employee Plans").

            (b) Documents. Acquirer has furnished or made available to HOVRS true and complete copies of documents embodying each of the existing Acquirer Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, summaries of material modifications, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Acquirer Employee Plan that is subject to ERISA reporting requirements, Acquirer has provided HOVRS with copies of the Form 5500 reports filed for the last three (3) plan years. Acquirer has furnished HOVRS with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Acquirer Employee Plan, and to Acquirer's knowledge nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Acquirer Employee Plan subject to Code Section 401(a).

            (c)   Compliance.   (i)  Each   Acquirer   Employee  Plan  has  been
administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquirer; and Acquirer and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of Acquirer Employee Plans; (ii) any Acquirer Employee Plan intended to be qualified under Section 401(a) of the Code is either subject to a favorable determination letter or opinion letter issued by the Internal Revenue Service as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of Acquirer Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person (except to the extent required to comply with COBRA or any similar state law); (iv) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Acquirer Employee Plan;

(v) none of Acquirer or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Acquirer Employee Plan; (vi) all material contributions required to be made by Acquirer or any ERISA Affiliate to any Acquirer Employee Plan have been paid or accrued in accordance with Applicable Law; (vii) with respect to each Acquirer Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each Acquirer Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Acquirer Employee Plan except where such failure would result in a material liability; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Acquirer is threatened, against or with respect to any such Acquirer Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor;
(x) except as contemplated by this Agreement, there has been no amendment to, written interpretation or announcement by Acquirer or any ERISA Affiliate that would materially increase the expense of maintaining any Acquirer Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Acquirer Financial Statements; and (xi) no Acquirer Employee Plan is required to comply with any foreign law.

            (d) No Title IV or Multiemployer Plan. Neither Acquirer nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Acquirer or any ERISA Affiliate has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Acquirer Employee Plan, Acquirer has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Acquirer. Acquirer has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

            (f) Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not either alone or in conjunction with an individual's


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

termination of employment or service or a change in the terms and conditions of employment or service (i) entitle any current or former employee or other service provider of Acquirer or any ERISA Affiliate to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Acquirer Employee Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by Acquirer pursuant to any Acquirer Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Acquirer Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Acquirer or Acquirer other than ordinary administration expenses typically incurred in a termination event.

      4.23. Employee Matters. Acquirer is in compliance in all material respects with all currently Applicable Laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquirer. Except as specified in Section 4.8 of the Acquirer Disclosure Schedule, as of the date of this Agreement, there are no proceedings pending or, to Acquirer's knowledge, reasonably expected or threatened, between Acquirer, on the one hand, and any or all of its current or former employees, on the other hand, which proceedings could reasonably be expected to have, a Material Adverse Effect on Acquirer, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. Acquirer is not a party to any collective bargaining agreement or other labor union contract, nor does Acquirer know of any activities or proceedings of any labor union to organize its employees. To Acquirer's knowledge, Acquirer has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement. Acquirer represents that it or the Surviving Corporation intends to employ all or substantially all of HOVR's employees following the Effective Time. Accordingly, no "mass layoff", "plant closing" or similar event as defined by the Worker Adjustment and Notification Act (29 U.S.C. ss. 2101 et seq.) with respect to Acquirer has occurred nor is expected to occur as a result of this Agreement.

      4.24. Insurance. Acquirer has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Acquirer. There is no material claim pending under any of such policies or bonds as to which coverage has been denied, disputed or to the knowledge of Acquirer questioned by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Acquirer is otherwise in compliance in all material respects with


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

the terms of such policies and bonds. Acquirer has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      4.25. Compliance With Laws. Acquirer has complied with, is not in violation of and has not received any written notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Acquirer.

      4.26. Brokers' and Finders' Fee. Except as set forth in Section 4.26 to the Acquirer Disclosure Schedule, Acquirer has not entered into any arrangement or agreement with any broker, finder or investment banker that would be entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges from Acquirer in connection with the Merger, this Agreement or any transaction contemplated hereby.

      4.27. Privacy Policies and Web Site Terms and Conditions.

            (a) For purposes of this Section 4.27:

                  (i) "Acquirer Sites" means all of Acquirer's public sites on the World Wide Web; and

                  (ii) "Acquirer Privacy Statements" means, collectively, any and all of Acquirer's privacy policies published on Acquirer Sites or otherwise made publicly available by Acquirer regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of Acquirer Sites ("Acquirer Individuals").

            (b) Acquirer is in material compliance with (i) Acquirer Privacy Statements as applicable to any given set of personal information collected by Acquirer from Acquirer Individuals; and (ii) all applicable privacy laws and regulations regarding the collection, retention, use and disclosure of personal information.

            (c) Acquirer has not received any written notice of any claims or controversies regarding Acquirer Privacy Statements or the implementation thereof.

      4.28. International Trade Matters. Acquirer is, and at all times has been, in material compliance with and has not been and is not in material violation of any International Trade Law, including but not limited to, all laws and regulations related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. Acquirer has no basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law.

      4.29. Proxy Statement and Information Statement. None of the information to be supplied by Acquirer or any of its accountants, counsel or other authorized representatives for inclusion in the Preliminary Proxy Statement or the HOVRS Information Statement will, at the


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

time of the mailing thereof to the HOVRS Stockholders, or for inclusion in the Proxy Statement will, at the time of the mailing thereof to the stockholders of Acquirer or at the time of the meeting of the stockholders of Acquirer to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by Acquirer with respect to any information supplied by HOVRS or its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to Acquirer or any of its Subsidiaries, or any of their officers and directors, shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply in all material respects with all Applicable Laws, including the provisions of the Exchange Act.

      4.30. Board Approval. The board of directors of Acquirer, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) approved this Agreement and the other documents contemplated hereunder, together with the Merger and the other transactions contemplated hereunder, and (ii) recommended that the stockholders of Acquirer approve the Merger, the issuance of the Acquirer Common Stock pursuant to this Agreement and such other matters as shall be required by Nasdaq in connection with the consummation of the Merger.

      4.31. SEC Documents.

            (a) Acquirer has timely filed each statement, report, registration statement (with the prospectus in the form required to be filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing required to be filed with the SEC by Acquirer, and, prior to the Effective Time, Acquirer will file any additional documents required to be filed with the SEC by Acquirer prior to the Effective Time (such documents filed by the Acquirer since January 1, 2004, collectively, the "Acquirer SEC Documents"). In addition, Acquirer has made available to HOVRS all exhibits to the Acquirer SEC Documents filed prior to the date hereof that are (a) requested by HOVRS and (b) not available in complete form through EDGAR ("Requested Confidential Exhibits") and will promptly make available to HOVRS all Requested Confidential Exhibits to any Acquirer SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to Acquirer SEC Documents have been so filed. As of their respective filing dates, the Acquirer SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act and none of the Acquirer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquirer SEC Document prior to the date hereof.


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

            (b) The financial statements of Acquirer, including the notes thereto, included in the Acquirer SEC Documents (the "Acquirer SEC Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Acquirer SEC Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Acquirer and its Subsidiaries at the dates and during the periods presented therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquirer accounting policies except as described in the notes to the Acquirer SEC Financial Statements.

      4.32. Issuance of Shares. The issuance and delivery of Acquirer Common Stock in the Merger in accordance with this Agreement shall be, at or prior to the Effective Time, duly authorized by all necessary corporate action on the part of Acquirer, and, when issued at the Effective Time as contemplated hereby, such shares of Acquirer Common Stock will be duly and validly issued, fully paid and nonassessable. Such Acquirer Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and the Lock-Up Agreement and will not have been issued in violation of any preemptive rights or rights of first refusal or similar rights.

      4.33. HOVRS Merger Sub. HOVRS Merger Sub is a direct, wholly-owned entity of Acquirer. HOVRS Merger Sub was formed solely for the purpose of engaging in the transaction contemplated by this Agreement, has engaged in no other business activities and has no material assets or liabilities and has conducted its operations only as expressly contemplated hereby. Acquirer owns beneficially and of record all outstanding capital stock of HOVRS Merger Sub free and clear of any liens and no other Person holds any capital stock of HOVRS Merger Sub, nor has any rights to acquire any interest in HOVRS Merger Sub.

      4.34. No Other Representations. Except for the representations and warranties contained in this Section 4 (as modified by the Acquirer Disclosure
Schedule), neither Acquirer nor any other Person makes any other express or implied representation or warranty with respect to Acquirer or the transactions contemplated by this Agreement, and Acquirer disclaims any other representations or warranties, whether made by Acquirer or any of its affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Section 4 (as modified by the Acquirer Disclosure Schedule), Acquirer hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to HOVRS or any of their affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to HOVRS by any director, officer, employee, agent, consultant, or representative of the Acquirer or any of its affiliates or representatives). The disclosure of any matter or item in the Acquirer Disclosure Schedule shall not be deemed to constitute an acknowledgement that any such matter is required to be disclosed.


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

5. Conduct Prior to the Effective Time.

      5.1. Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, HOVRS agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquirer), and Acquirer agrees (except to the extent expressly contemplated by this Agreement or the Verizon Agreement or as consented to in writing by HOVRS): (a) to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; (b) to pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes); (c) to pay or perform other material obligations when due; and (d) to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each party agrees to promptly notify the other parties hereto of (a) any material event or occurrence not in the ordinary course of such party's business, and of any event which could reasonably be expected to have a Material Adverse Effect on such party; and (b) any material change in its capitalization as set forth in this Agreement (including the schedules hereto). Without limiting the foregoing, except as expressly contemplated by this Agreement, Section 5.1 of the HOVRS Disclosure Schedule or the Acquirer Disclosure Schedule, and in the case of Acquirer the Verizon Agreement, HOVRS shall not cause or permit any of the following without the prior written consent of Acquirer (which consent, with respect to clause (k) below, will not be unreasonably withheld by Acquirer), and Acquirer shall not cause or permit any of the following without the prior written consent of HOVRS:

            (a) Charter Documents. Cause or permit any amendments to its Charter Documents; provided, however, that Acquirer may amend its Charter Documents:

                  (i) to decrease the number of authorized shares of Acquirer Common Stock to a number not less than 50,000,000;

                  (ii) to declassify its board of directors, so that all directors will be of a single class and each will serve for a term of one year and until his or her successor is elected and qualified; and

                  (iii)  to  file  an  Amended  and  Restated   Certificate   of
Incorporation in the form attached hereto as Exhibit 6.22, to amend the rights, preferences and privileges of the Acquirer Preferred Stock;

and upon the effectiveness of any such amendment to Acquirer's Charter Documents, the related representations of Acquirer set forth in Section 4 hereof shall be deemed to have been modified accordingly, mutatis mutandis;

            (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or


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

repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

            (c) Stock Option Plans, Etc. In the case of HOVRS, except as required by this Agreement or permitted by or contemplated in the HOVRS Option Plan, by any stock option agreement or by any employment agreement entered into by HOVRS prior to the date hereof, and in the case of Acquirer, except as approved by the stockholders of Acquirer at the Acquirer Stockholders Meeting, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

            (d) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than (i) the issuance of shares of Common Stock by HOVRS or Acquirer pursuant to the exercise of stock options, warrants or other rights outstanding as of the date of this Agreement, (ii) the grant by Acquirer of options to purchase Acquirer Common Stock pursuant to the Acquirer Stock Option Plans, (iii) with the permission of Acquirer, which may be granted or denied in Acquirer's discretion, the grant by HOVRS of options to purchase HOVRS Common Stock pursuant to the HOVRS Option Plan or otherwise to persons retained by HOVRS in the ordinary course of business as employees after the date hereof, which options if granted prior to the Effective Time shall be treated as Assumed HOVRS Options for all purposes hereunder (provided that Acquirer shall advise HOVRS whether it may issue such options within five (5) Business Days of Acquirer's receipt of a written request from HOVRS to issue such options, and Acquirer's failure to respond within such five (5) Business Days shall be deemed the grant of Acquirer's permission to grant the options proposed by HOVRS), (iv) the acceptance of promissory notes as payment of exercise price and applicable taxes from option holders exercising HOVRS Stock Options as of the Determination Date, which promissory notes shall be paid in full as of the Closing Date; and
(v) the issuance of debt and equity securities by Acquirer pursuant to existing agreements with Clearlake and its affiliates;

            (e) Intellectual Property. Transfer to any Person any rights, present, future or contingent, to its Intellectual Property other than granting licenses in the ordinary course of business consistent with past practice;

            (f) Exclusive Rights. Other than in the ordinary course of business consistent with past practice, enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of such party's products or Intellectual Property;

            (g) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole, other than in the ordinary course of business consistent with past practice or, in the case of Acquirer, as contemplated by existing agreements between Acquirer and Clearlake or its affiliates;


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

            (h) Indebtedness. Incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guaranty any debt securities of others, in excess of Fifty Thousand Dollars ($50,000) in the aggregate except, in the case of Acquirer, pursuant to existing agreements with Clearlake or its affiliates;

            (i) Agreements. Other than in the ordinary course of business, enter into, terminate or amend, in a manner that will adversely affect the business of such party, (i) any agreement involving the obligation to pay or the right to receive Twenty-Five Thousand Dollars ($25,000) or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell such party's products, or (iii) any other agreement material to the business or prospects of such party or that is or would be a HOVRS Material Contract or Acquirer Material Contract, as the case may be;

            (j) Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the HOVRS Financial Statements or the Acquirer Financial Statements, as the case may be;

            (k) Capital Expenditures. With respect to Acquirer, except as contemplated by the Verizon Agreement, make any capital expenditures, capital additions or capital improvements, in excess of One Hundred Thousand Dollars
($100,000) in the aggregate; and with respect to HOVRS, make any capital expenditures, capital additions or capital improvements in excess of One Hundred Thousand Dollars ($100,000) in the aggregate;


            (l)  Insurance.   Materially  reduce  the  amount  of  any  material
insurance coverage provided by existing insurance policies;

            (m)  Termination  or  Waiver.   Terminate  or  waive  any  right  of
substantial value, other than in the ordinary course of business;

            (n) Employee Benefit Plans; New Hires; Pay Increases. Except as provided under this Agreement, or required by Applicable Law, amend any HOVRS Employee Plan or adopt any plan that would constitute a HOVRS Employee Plan, or amend any Acquirer Employee Plan or adopt any plan that would constitute an Acquirer Employee Plan, as the case may be, or hire any new officer-level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or materially increase the benefits, salaries or wage rates of its employees (other than normal annual salary increases consistent with past practices), except in the case of Acquirer as contemplated by the Verizon Agreement or as approved by the stockholders of Acquirer at the Acquirer Stockholders Meeting;

            (o)   Severance   Arrangements.   Grant  or  pay  any  severance  or
termination pay or benefits (i) to any director or officer or (ii) except for payments made pursuant to written


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

agreements outstanding on the date hereof and disclosed on the HOVRS Disclosure Schedule or the Acquirer Disclosure Schedule, as the case may be, to any other employee;

            (p) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, or (ii) in such cases where such party in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of such party's business, provided that such party consults with the other parties hereto prior to the filing of such a suit;

            (q) Acquisitions. Acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole, except in the case of Acquirer as contemplated by the Verizon Agreement;

            (r) Taxes. Make or change any material election in respect of Taxes, adopt or change any accounting method or period in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

            (s) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in GAAP; or

            (t) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(s) above, or any action that would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

      5.2. No Solicitation.

            (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, HOVRS shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options granted under the HOVRS Option Plan) or similar transactions involving HOVRS, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "HOVRS Transaction Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any HOVRS Transaction Proposal, or (iii) agree to approve or recommend any HOVRS Transaction Proposal.


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

            (b) HOVRS shall notify Acquirer no later than twenty-four (24) hours after receipt by HOVRS (or its advisors) of any HOVRS Transaction Proposal or any request for nonpublic information in connection with a HOVRS Transaction Proposal or for access to the properties, books or records of HOVRS by any Person that informs HOVRS that it is considering making, or has made, a HOVRS Transaction Proposal.

            (c) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Acquirer shall not, directly or indirectly, through any officer, director, employee, representative or agent, take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options granted under Acquirer Option Plan) or similar transactions involving Acquirer, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquirer Transaction Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any Acquirer Transaction Proposal, or (iii) agree to approve or recommend any Acquirer Transaction Proposal; provided, however, that nothing contained in this Agreement shall prevent Acquirer or its board of directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquirer Transaction Proposal.

            (d) Acquirer shall notify HOVRS no later than twenty-four (24) hours after receipt by Acquirer (or its advisors) of any Acquirer Transaction Proposal or any request for nonpublic information in connection with an Acquirer Transaction Proposal or for access to the properties, books or records of Acquirer by any Person that informs Acquirer that it is considering making, or has made, an Acquirer Transaction Proposal.

6. Additional Agreements.

      6.1. Proxy Statement.

            (a) As promptly as practicable after the date of this Agreement, but in any event no later than forty-five (45) days following the date of this Agreement, Acquirer, in cooperation with HOVRS, shall prepare and file with the SEC a proxy statement of Acquirer, meeting the requirements of Delaware Law and the Exchange Act and the requirements identified in Section 6.1(d) hereof (the "Proxy Statement"). Each of Acquirer and HOVRS shall respond to any comments of the SEC, and Acquirer shall cause the definitive Proxy Statement to be mailed to its stockholders at the earliest practicable time after the Proxy Statement is filed with the SEC, subject to compliance with the Exchange Act, including without limitation Rule 14a-6 thereunder, but in no event later than five (5) Business Days following the date on which the SEC shall have advised that it has no further comments regarding the Proxy Statement; provided, however, that if the SEC Staff advises Acquirer that it will not review the Proxy Statement, Acquirer shall cause the Proxy Statement to be mailed to its stockholders no later than twenty (20) Business Days after it is so advised. Each of Acquirer and HOVRS shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other Governmental Entity and of any request by the SEC or its staff or any Governmental Entity


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

for amendments or supplements to the Proxy Statement or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other Governmental Entity, on the other hand, with respect to the Proxy Statement or the Merger. Each of Acquirer and HOVRS shall use its best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, Acquirer or HOVRS, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other Governmental Entity, and/or mailing to stockholders of HOVRS and Acquirer, such amendment or supplement.

            (b) In furtherance  and not in limitation of its  obligations  under
Section 6.1(a), HOVRS shall promptly provide Acquirer with the information required to be included in the Proxy Statement relating to HOVRS, and HOVRS shall use commercially reasonable efforts to provide Acquirer with (i) an unqualified audit report signed by the firm of Gallina LLP with respect to each of the annual audited financial statements included within the HOVRS Financial Statements, (ii) a consent in form and substance reasonably satisfactory to Acquirer, executed by such accounting firm as of a date within two (2) Business Days of each of the dates on which the HOVRS Financial Statements are filed with the SEC, consenting to the filing by Acquirer of such report with the SEC, and
(iii) an acknowledgment in form and substance reasonably satisfactory to Acquirer, executed by such firm as of a date within two (2) Business Days of each such filing, confirming that such firm is independent with respect to HOVRS.

            (c) Except to the extent legally required for the discharge by Acquirer's board of directors of its fiduciary duties as advised by such Board's legal counsel, Acquirer will include in the Proxy Statement (i) the recommendation of the board of directors of Acquirer that the stockholders of Acquirer vote to approve the Merger, the issuance of the Acquirer Common Stock pursuant to this Agreement and such other matters as shall be required by Nasdaq in connection with the consummation of the Merger and (ii) the written opinion dated as of Duff & Phelps, financial advisor to the board of directors of Acquirer, to the effect that the Merger is fair, from a financial point of view, to Acquirer.

            (d) Each of HOVRS and Acquirer shall ensure that the Proxy Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made relating to such party, in light of the circumstances under which they were made, not misleading (provided that such party shall not be responsible for the accuracy or completeness of any information concerning the other party furnished by the other party for inclusion in the Proxy Statement). The Proxy Statement shall contain information to satisfy the information requirements of Rule 502(b) of Regulation D of the Securities Act for purposes of satisfying Rule 506 of Regulation D of the Securities Act.

      6.2. Preliminary Proxy Statement. As promptly as practicable after the date of this Agreement, but in any event no later than five (5) Business Days prior to the date of the filing of the preliminary Proxy Statement with the SEC (such filing date to be mutually agreed upon between Acquirer and HOVRS), Acquirer shall provide to HOVRS the preliminary Proxy


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

Statement in a form that Acquirer advises HOVRS in writing is ready for filing with the SEC (the "Preliminary Proxy Statement").

      6.3. HOVRS Stockholder Approval. Within five (5) Business Days of the receipt by HOVRS from Acquirer of the Preliminary Proxy Statement pursuant to
Section 6.2, HOVRS shall prepare and mail to the HOVRS Stockholders an information statement regarding the Merger, this Agreement and the other transactions contemplated hereunder, together with a copy of the Preliminary Proxy Statement (the "HOVRS Information Statement"). HOVRS shall provide Acquirer with a reasonable opportunity to review and comment upon drafts of the HOVRS Information Statement. Acting through its board of directors, in accordance with Delaware Law and its Charter Documents, HOVRS will use its commercially reasonable efforts to cause the Key HOVRS Stockholders to execute and deliver their written consent to the Merger, this Agreement and the other transactions contemplated hereunder and the documents to be executed in connection therewith, and to the waiver of their rights of appraisal relating thereto, which consent shall be substantially in the form of Exhibit 6.3 hereto, with such changes thereto as to which Acquirer may consent, such consent not to be unreasonably withheld, conditioned or delayed (the "Written Consent").

      6.4. Acquirer Stockholder Approval. Acquirer, acting through its board of directors, in accordance with Applicable Law, its Charter Documents and the rules and listing requirements of Nasdaq, will duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Acquirer Stockholders Meeting") as soon as reasonably practicable after mailing of the definitive Proxy Statement to the Acquirer's stockholders on a date (selected by Acquirer in consultation with HOVRS), for the purpose of submitting the proposals adopted by the board of directors of Acquirer to approve the Merger, the issuance of shares of Acquirer Common Stock pursuant to this Agreement and such other matters as shall be required by Nasdaq in connection with the consummation of the Merger and such other proposals relating to the consummation of the Merger as Acquirer in its discretion shall deem appropriate for adoption and approval by the required vote of the holders of Acquirer capital stock.

      6.5. Access to Information.

            (a) HOVRS shall afford Acquirer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of HOVRS' properties, personnel, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of HOVRS as Acquirer may reasonably request. Acquirer shall afford HOVRS and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquirer's properties, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of Acquirer as HOVRS may reasonably request.

            (b) Subject to compliance with Applicable Law, from the date hereof until the Effective Time, each of Acquirer and HOVRS shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.


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

      6.6. Confidentiality. The parties acknowledge that Acquirer and HOVRS have previously executed a mutual confidentiality agreement dated as of June 26, 2007 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

      6.7. Public Disclosure. Unless otherwise permitted by this Agreement, Acquirer and HOVRS shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with Nasdaq.

      6.8. Regulatory Approval; Further Assurances.

            (a) To the extent required by Applicable Law, each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Each of HOVRS and Acquirer shall (i) give the other party prompt notice of the commencement of any legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such legal proceeding, and
(iii) promptly inform the other party of any communication to or from the FCC or any other Governmental Entity regarding the Merger.

            (b) Acquirer and HOVRS shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement shall:
(i) make any filings and give any notices required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (ii) use all reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such consent obtained by such party during the period prior to the Effective Time. Each party, at the reasonable request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      6.9. HOVRS Options. As soon as practicable after the date hereof, HOVRS will take commercially reasonable measure to provide notice of the transactions contemplated under this Agreement to the holders of HOVRS Stock Options in accordance with the terms of the HOVRS Option Plan.

      6.10. Form S-8. Acquirer agrees to file, no later than ten (10) days after the Closing, a registration statement on Form S-8 (or any successor form) or another appropriate form covering the shares of Acquirer Common Stock issuable pursuant to the Assumed HOVRS Options and shall use commercially reasonable efforts at least equivalent to those used in maintaining the effectiveness of Acquirer's other registration statements on Form S-8 to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed HOVRS Options remain outstanding. The Stockholders' Agent shall cooperate with and assist Acquirer in the preparation of such registration statement.

      6.11. Issuance of Securities Exempt From Registration; Blue Sky Laws. Assuming the delivery of certain representations by the HOVRS Stockholders in the Investment Representation Letter, the offer and sale of the Acquirer Common Stock in accordance with this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws, and the shares of Acquirer Common Stock will be issued pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws. Acquirer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of Acquirer Common Stock in connection with the Merger. HOVRS shall use its commercially reasonable efforts to assist Acquirer to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of Acquirer Common Stock in connection with the Merger.

      6.12. Escrow Agreement. On or before the Closing Date, Acquirer and the Stockholders' Agent will execute, and shall request the Escrow Agent to execute, the Escrow Agreement contemplated by Section 9.1, in substantially the form attached as Exhibit 6.12, provided that prior to the execution of the Escrow Agreement, Schedule I thereto shall be completed to list all HOVRS Stockholders (other than holders of Dissenting Shares) and their respective pro rata or percentage interest in the Escrow Fund based upon their ownership of HOVRS Common Stock or HOVRS Preferred Stock immediately prior to the Closing (the "Escrow Agreement").

      6.13. Listing of Additional Shares. Prior to the Effective Time, Acquirer shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquirer Common Stock issuable upon conversion of the HOVRS Common Stock and HOVRS Preferred Stock in the Merger or upon exercise of Assumed HOVRS Options. Prior to the Effective Time, Acquirer shall cause Acquirer Common Stock to be issued in the Merger to be authorized for listing on the Nasdaq Capital Market upon official notice of issuance.

      6.14. Tax Matters. Acquirer and HOVRS shall each use its best efforts to cause the exchange of HOVRS Common Stock and HOVRS Preferred Stock for Acquirer Common Stock in the Merger to qualify as a tax-free exchange of property for stock pursuant to Section 351 of the Code and to obtain the opinion of its respective counsel contemplated by Sections 7.2(d) and 7.3(d). HOVRS (on the one hand), and Acquirer and HOVRS Merger Sub (on the other hand) shall execute and deliver to both Orrick, Herrington & Sutcliffe LLP and Chadbourne & Parke LLP a letter (each, a "Tax Representation Letter") making reasonable and customary representations relating to certain Tax matters. The Tax Representation Letters shall be sufficient to enable each such counsel to render the Tax opinions contemplated by Sections 7.2(d) and 7.3(d) at the Closing. Neither Acquirer, HOVRS Merger Sub nor HOVRS shall take any action prior to the Closing, and Acquirer shall not take any action (and shall prevent the Surviving Corporation from taking any action) following the Closing that could reasonably be expected to cause the exchange of the HOVRS Common Stock and HOVRS Preferred Stock for Acquirer Common Stock in the Merger to fail to qualify as a tax-free exchange of property to Acquirer in exchange for stock under Section 351 of the Code. No election under
Section 338(g) of the Code or under any comparable provisions of any other state, local or foreign laws shall be made with respect to the acquisition of HOVRS by the Acquirer.

      6.15. Clearlake. Acquirer shall use commercially reasonable efforts (i) to raise additional capital through the sale of Acquirer Preferred Stock to Clearlake in an amount sufficient so that Clearlake and the holders of HOVRS Common Stock and HOVRS Preferred Stock who will receive Acquirer Common Stock in exchange for their capital stock of HOVRS in the Merger will be in "control" of Acquirer within the meaning of Section 368(c) of the Code immediately following the Merger and completion of the corresponding sale and issuance of Acquirer Preferred Stock to Clearlake, and (ii) to time the closing of such sale of Acquirer Preferred Stock to Clearlake to occur on the Closing Date of the Merger. For the avoidance of doubt, the purchase of additional equity by Clearlake on the Closing Date in an amount with a value equal to the greater of Five Million Dollars ($5,000,000) and ten percent (10%) of the value of Clearlake's holdings in Acquirer immediately prior to the Closing (based on the average of the high and low prices for Acquirer Common Stock on the Closing Date as reported on the Nasdaq Capital Market) shall satisfy Acquirer's obligations.

      6.16. Expenses. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. If the Merger is consummated, Acquirer shall pay all of its Transaction Expenses, and the HOVRS Stockholders shall assume HOVRS' Transaction Expenses only to the extent of the amount that exceeds One Million Dollars ($1,000,000) (which assumption shall be made by a reduction in the amount of the Merger Cash in accordance with the definition thereof).

      6.17. Real Property Holding Corporation.  Pursuant to Treasury Regulations
Section 1.897-2(h) and Treasury Regulations Selection 1.1445-2(c)(3)(i), at the Closing HOVRS shall furnish to Acquirer a statement certifying that HOVRS is not, and has never been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      6.18. Rule 144 Sales. Acquirer shall file all reports with the SEC in a timely manner to ensure compliance with the requirements of Rule 144(c) under the Securities Act for a period of two (2) years after the Effective Time.

      6.19. Guaranty Releases. Acquirer shall take commercially reasonable efforts to cause, as soon as practicable, but in no event later than thirty (30) days, following the Effective Time, the release of each guaranty set forth on
Section 3.11 to the HOVRS Disclosure Schedule.

      6.20. Accountants' Letters. Each of Acquirer and HOVRS shall use reasonable best efforts to cause to be delivered to the other party two letters from their respective independent accountants, one dated approximately as of the date the Proxy Statement is mailed to the stockholders of Acquirer and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with transactions similar to the Merger.

      6.21.  Lock-up  Agreement.  On or before the Closing Date,  Acquirer shall
execute  and  deliver  to  the   Stockholders'   Agent  the  Lock-up   Agreement
substantially in the form of Exhibit 2.7(c)(i) hereto.

      6.22. Radvision. Prior to the Closing, HOVRS will take all commercially reasonable measures to obtain from Radvision, Inc. a release of claims in connection with HOVRS' prior use of Radvision software included in certain deliverables provided by Vianet, Inc. to HOVRS.

      6.23. Disclosure Schedule. Prior to the Closing, each of HOVRS and Acquirer may supplement or amend the HOVRS Disclosure Schedule and Acquirer Disclosure Schedule, respectively, delivered in connection herewith with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the HOVRS Disclosure Schedule which is necessary to supplement the information in the HOVRS Disclosure Schedule, or in the Acquirer Disclosure Schedule which is necessary to supplement the information in the Acquirer Disclosure Schedule, which has been rendered a representation or warranty in Section 3 or Section 4 inaccurate by an event, condition, fact or circumstance occurring after the date hereof; provided, however, that the HOVRS Disclosure Schedule may not be amended or supplemented with respect to any representation set forth in Section 3.21, and the Acquirer Disclosure Schedule may not be amended or supplemented with respect to any representation set forth in Section 4.21

7. Conditions to the Closing of the Merger.

      7.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of Acquirer and HOVRS Merger Sub, on the one hand, and HOVRS, on the other hand, to consummate and effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

            (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the stockholders of HOVRS by the requisite vote under Delaware Law and HOVRS' Charter Documents. The Merger, the issuance of the shares of Acquirer Common Stock pursuant to this Agreement and each other matter as shall be required by Nasdaq in connection with the consummation of the Merger shall have been approved by the stockholders of Acquirer by the requisite vote under Rule 4350(i)(1) of the Marketplace Rules of The NASDAQ Stock Market LLC.

            (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction
or  other  legal  or  regulatory   restraint  or   prohibition   preventing  the
consummation  of the  Merger  shall be and  remain  in  effect,  nor  shall  any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing be pending, which could reasonably be expected to have a Material Adverse Effect on Acquirer, either individually or combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (c) Governmental Approval. Acquirer, HOVRS and HOVRS Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and state blue sky laws, other than filings and approvals relating to the Merger or affecting Acquirer's ownership of HOVRS or any of its properties if failure to obtain such approval, waiver or consent could not reasonably be expected to have a Material Adverse Effect on Acquirer after the Effective Time.

            (d) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Acquirer nor HOVRS shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Acquirer or any of its Subsidiaries, or HOVRS, any damages or other relief that would be material to Acquirer after the Effective Time; (iii) seeking to prohibit or limit in any material respect Acquirer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of HOVRS; or (iv) that would prohibit or effectively prohibit the right of Acquirer or HOVRS to own the assets or operate the business of HOVRS.

            (e) No Other Litigation. There shall not be pending any legal proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement;
(ii) relating to the Merger and seeking to obtain from Acquirer or any of its Subsidiaries, or HOVRS, any damages or other relief that would be material to Acquirer; (iii) seeking to prohibit or limit in any material respect Acquirer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any shares of the capital stock of HOVRS; or
(iv) that would prohibit or effectively prohibit the right of Acquirer or HOVRS to own the assets or operate the business of HOVRS.

            (f) Verizon Transaction. The transactions contemplated by the Verizon Agreement shall have been consummated.

            (g)  Escrow   Agreement.   Acquirer,   the  Escrow   Agent  and  the
Stockholders' Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit 6.12.

      7.2. Additional Conditions to the Obligations of Acquirer. The obligations of Acquirer to consummate and effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Acquirer:

            (a) Representations, Warranties and Covenants. The representations and warranties of HOVRS in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties regarding HOVRS, its business or properties to be so true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOVRS.

            (b) Performance of Obligations. HOVRS shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (c) Certificate of Officers. Acquirer shall have received a certificate executed on behalf of HOVRS by the Chief Executive Officer and Chief Financial Officer of HOVRS certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

            (d) Tax Opinion. Acquirer shall have received a written opinion from Acquirer's legal counsel to the effect that the exchange of the HOVRS Common Stock and HOVRS Preferred Stock for Acquirer Common Stock in the Merger should be treated for federal income tax purposes as an exchange of property for stock under Section 351 of the Code.

            (e) Third Party Consents.  All consents or approvals  required to be obtained  by HOVRS in  connection  with the  Merger  and the other  transactions contemplated by this Agreement, including consent under the Master Services Agreement dated July 1, 2007 by and between HOVRS and Sprint/United Management Company, shall have been obtained and shall be in full force and effect, except where the failure to obtain any such consents or approvals could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on HOVRS.

            (f) Opinion. Counsel for HOVRS, Orrick, Herrington & Sutcliffe LLP, shall have delivered to Acquirer an opinion, reasonably acceptable to Acquirer, covering such matters as are customary in transactions of the type described herein, substantially in the form attached hereto as Exhibit 7.2(f).

      7.3. Additional Conditions to Obligations of HOVRS. The obligations of HOVRS to consummate and effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by HOVRS:

            (a) Representations, Warranties and Covenants. The representations and warranties of Acquirer in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties regarding Acquirer, its business or properties to be so true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquirer.

            (b) Performance of Obligations. Acquirer shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (c) Certificate of Officers. HOVRS shall have received a certificate executed on behalf of Acquirer by the Chief Executive Officer and Chief Financial Officer of Acquirer certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

            (d) Tax Opinion. HOVRS shall have received a written opinion from HOVRS' legal counsel to the effect that the exchange of the HOVRS Common Stock and HOVRS Preferred Stock for Acquirer Common Stock in the Merger should be treated for federal income tax purposes as an exchange of property for stock under Section 351 of the Code.

            (e) Third Party Consents. All consents or approvals required to be obtained by Acquirer in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain any such consents or approvals could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect on Acquirer.

            (f) Opinions. Counsels for Acquirer, Chadbourne & Parke LLP and Lowenstein Sandler PC, shall have delivered to HOVRS opinions, reasonably acceptable to HOVRS, covering such matters as are customary in transactions of the type described herein, substantially in the form attached hereto as Exhibit 7.3(f) (it being understood that some but not all such opinions may be delivered by either such firm, provided that all such opinions are delivered collectively by both firms).

            (g) Amended and Restated Certificate of Incorporation. Acquirer shall have duly adopted, executed and filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit 7.3(h).

            (h) Election of Directors. The directors designated by HOVRS identified on Exhibit 2.5 shall have been duly elected to serve the board of directors of Acquirer.

            (i) Clearlake. Acquirer shall have completed the sale of Acquirer Preferred Stock to Clearlake in an amount sufficient so that Clearlake and the holders of HOVRS Common Stock and HOVRS Preferred Stock that will receive Acquirer Common Stock in exchange for their stock of HOVRS in the Merger are in "control" of Acquirer within the meaning of Section

368(c) of the Code immediately following the Merger, and such sale will occur on the Closing Date of the Merger. For the avoidance of doubt, the purchase of additional equity of Acquirer by Clearlake on the Closing Date that complies with the ten percent (10%) safe harbor rule of Revenue Procedure 77-37 (i.e., Clearlake shall acquire Acquirer Preferred Stock in an amount with a value equal to the greater of Five Million Dollars ($5,000,000) and ten percent (10%) of the value of Clearlake's holdings in Acquirer immediately prior to the Closing (based on the average of the high and low prices for Acquirer Common Stock on the Closing Date as reported on the Nasdaq Capital Market)) shall satisfy this condition. Acquirer shall have obtained the representations from Clearlake and Reservoir Capital Group, L.L.C., on behalf of all the limited partners of Clearlake, to be delivered thereby pursuant to that certain Clearlake/Reservoir Certificate of even date herewith delivered by Clearlake and Reservoir Capital Group, L.L.C. to Acquirer and HOVRS.

8. Termination, Amendment and Waiver.

      8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 8.1(b) through Section 8.1(d), by written notice by the terminating party to the other party):

            (a) by the mutual written consent of Acquirer and HOVRS;

            (b) by Acquirer or HOVRS if the Merger shall not have been consummated by the earlier of (i) February 29, 2008, or (ii) forty-five (45) days following the date on which the SEC shall have advised that it has no further comments regarding the Proxy Statement (or that it will not review the Proxy Statement) and Acquirer has received all necessary approvals from the states of California and Tennessee and the District of Columbia in connection with the transactions contemplated under the Verizon Agreement (the "Outside Date"); provided, however, that the right to terminate this Agreement under this
Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

            (c) by Acquirer or HOVRS if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, unless the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement;

            (d) by Acquirer or HOVRS, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.1 or 7.2 (in the case of  termination  by  Acquirer) or Section 7.1 or
7.3 (in the case of termination by HOVRS) not to be satisfied, and (ii) shall not have been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach from the other party;

            (e) by Acquirer or HOVRS, if the requisite votes by the stockholders of Acquirer in order to consummate the transactions described in this Agreement are not obtained at the Acquirer Stockholders Meeting, or at any adjournment or postponement thereof; or

            (f) by Acquirer or HOVRS, if HOVRS does not deliver to Acquirer a copy of the Written Consent that has been executed by each of the Key HOVRS Stockholders within five (5) Business Days after Acquirer delivers to HOVRS the Preliminary Proxy Statement pursuant to Section 6.2, or if at any time after the delivery of the Written Consent any of the Key HOVRS Stockholders takes any action intended to withdraw, rescind or revoke the Written Consent.

      8.2. Effect of Termination.

            (a) In the  event  of  termination  of this  Agreement  pursuant  to
Section 8.1(e), Acquirer shall, concurrently with such termination, pay HOVRS a fee equal to One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate, if and only if (i) the requisite votes by the stockholders of Acquirer were not obtained to approve the Merger, the issuance of the Acquirer Common Stock pursuant to this Agreement and each other matter as shall be required by Nasdaq in connection with the consummation of the Merger, but the requisite votes by the stockholders of Acquirer were obtained to approve the transactions contemplated by the Verizon Agreement, or (ii) either (A) the Acquirer Stockholders Meeting has not been noticed and convened by the Outside Date or (B) the Acquirer Stockholders Meeting has been held by the Outside Date but the foregoing proposal has not been put to a vote of the Acquirer's stockholders at such Acquirer Stockholders Meeting (or any adjournment thereof held not later than the Outside Date).

            (b) In the  event  of  termination  of this  Agreement  pursuant  to
Section 8.1(f), HOVRS shall, concurrently with such termination, pay Acquirer a fee equal to One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate.

            (c) In the event of termination of this Agreement other than as set forth in Section 8.2(a) or 8.2(b), there shall be no liability or obligation on the part of Acquirer, HOVRS or their respective officers, directors or stockholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement. The provisions of Sections 6.6, 6.7, 6.15, 6.16 and 10 shall remain in full force and effect and survive any termination of this Agreement.

      8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

9. Escrow and Indemnification.

      9.1. Escrow Fund.


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

            (a) At the Closing, the Escrow Cash shall be deposited with the Escrow Agent to constitute the Escrow Fund and be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Acquirer pursuant to the indemnification obligations of the HOVRS Stockholders.

            (b) For income tax purposes, all earnings on investment of the Escrow Cash shall be reported by Acquirer. The parties hereto acknowledge and agree that upon the release of the Escrow Fund in accordance with this Escrow Agreement, a portion of the payment will be treated as a payment of interest to the HOVRS Stockholders, and the Acquirer will be permitted a corresponding interest deduction, determined by treating the entire payment under the rules set forth in Section 1.1275-4(c)(4) of the Treasury Regulations. The Escrow Agent shall make a distribution within (30) thirty days following the end of each calendar year of all interest and other amounts earned with respect to the Escrow Cash to the HOVRS Stockholders in accordance with their pro rata portion of the Escrow Cash, as set forth on Schedule I attached to the Escrow Agreement.

      9.2. Indemnification.

            (a) Survival of Warranties and Covenants. Except as otherwise specified herein, all representations and warranties made by Acquirer or HOVRS herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the date that is twelve (12) months after the Closing Date (the "Termination Date"). All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date shall survive the Closing Date in accordance with their terms. All covenants and agreements that contemplate performance prior to the Closing Date shall not survive the Closing Date; provided, however, that if any such covenant or agreement is breached on or prior to the Closing Date, the non-breaching party shall retain all rights and remedies hereunder with respect to such breach following the Closing Date in accordance with this Agreement. The indemnification obligations provided under this Section 9 shall survive the Closing Date and remain in effect until the Termination Date, except for indemnification obligations for Damages under the FCC Subpoena as related to any HOVRS Unapproved Marketing Program (as described in Section 9.2(b)) or the FCC Letter as related to any Acquirer Unapproved Marketing Program (described in Section 9.3(b)), as to which the indemnification obligations hereunder shall remain during the Reserved Escrow Period (as defined below) in accordance with Section 9.3 hereof.

            (b) Indemnification by HOVRS Stockholders. Subject to the limitations set forth in this Section 9, the HOVRS Stockholders will, severally and not jointly, indemnify and hold harmless Acquirer, the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquirer or the Surviving Corporation within the meaning of the Securities Act (each an "Acquirer Indemnified Party" and collectively the "Acquirer Indemnified Parties"), from and against any and all losses, costs, damages, liabilities and expenses, including without limitation legal fees, from claims, demands, actions, causes of action (collectively, "Damages") arising out of the following:


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

                  (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by HOVRS in this Agreement, the HOVRS Disclosure Schedule or any exhibit or schedule to this Agreement; and

                  (ii) any violation or alleged violation of the Communications Act of 1934, as amended, including amendments made by the Telecommunications Act of 1996, 47 U.S.C. ss. 151 et seq., and the rules and regulations of the FCC or the National Exchange Carrier Association (collectively, the "Communications Act"), and any violation or alleged violation of any public utility or other similar statutes which specifically govern and regulate intrastate telecommunications or relay service in the various states, in each case that occur prior to the Effective Time, that is directly related to the HOVRS' Unapproved Marketing Programs that are not continued by Acquirer or the Surviving Corporation in the conduct of its business after the Effective Time, including any alleged violation of the Communications Act or other law found pursuant to that certain subpoena issued by the Enforcement Bureau of the FCC, Case No. EB-07-TC-4008, by letter to HOVRS dated August 6, 2007 (the "FCC Subpoena") as it may be related to a HOVRS Unapproved Marketing Program (the "FCC Investigation"). As used herein, "HOVRS Unapproved Marketing Programs" means (i) each marketing program that is conducted by HOVRS prior to the Closing Date that HOVRS submits in writing to Acquirer for approval at least fifteen
(15) days before the Closing Date and as to which Acquirer notifies HOVRS in writing that it disapproves within fifteen (15) days of such submission by HOVRS and (ii) each marketing program that is conducted by HOVRS prior to the Closing Date that HOVRS does not submit in writing to Acquirer for approval at least fifteen (15) days before the Closing Date.

The Acquirer Indemnified Parties shall act in good faith and in a commercially reasonable manner to mitigate any and all Damages. Claims against the Escrow Fund (valued as of the Closing Date) shall be the sole and exclusive remedy of the Acquirer Indemnified Parties for any Damages hereunder, provided, however, that the liability of HOVRS or the HOVRS Stockholders for Damages arising from a breach of any representation, warranty or covenant based on a criminal act or fraud shall be limited to the aggregate value of the Merger Consideration.

            (c) Indemnification by Acquirer. Subject to the limitations set forth in this Section 9, Acquirer hereby agrees to indemnify, defend and hold harmless the HOVRS Stockholders and their respective officers, directors, agents, attorneys and employees, and each Person who controls or may control HOVRS or any such HOVRS Stockholder (each a "HOVRS Indemnified Party" and collectively, the "HOVRS Indemnified Parties") from and against any and all Damages arising out of the following:

                  (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquirer in this Agreement, the Acquirer Disclosure Schedule or any exhibit or schedule to this Agreement; and

                  (ii) any violation or alleged violation of the Communications Act, and any violation or alleged violation of any public utility or other
similar   statutes   which   specifically


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

govern and regulate intrastate telecommunications or relay service in the various states, in each case that occur prior to the Effective Time, that is directly related to the Acquirer Unapproved Marketing Programs that are not continued by Acquirer or the Surviving Corporation in the conduct of their business after the Effective Time, including any alleged violation of the Communications Act or other law found pursuant to that certain investigation by the FCC commenced by letter to Acquirer dated May 7, 2007 (the "FCC Letter"). As used herein, "Acquirer Unapproved Marketing Programs" means (i) each marketing program that is conducted by Acquirer prior to the Closing Date that Acquirer submits in writing to HOVRS for approval at least fifteen (15) days before the Closing Date and as to which HOVRS notifies Acquirer in writing that it disapproves within fifteen (15) days of such submission by Acquirer and (ii) each marketing program that is conducted by Acquirer prior to the Closing Date that Acquirer does not submit in writing to Acquirer for approval at least fifteen (15) days before the Closing Date.

The HOVRS Indemnified Parties shall act in good faith and in a commercially reasonable manner to mitigate any and all Damages. The maximum amount of Damages for which Acquirer shall be liable hereunder is Five Million Dollars ($5,000,000), provided, however, that the liability of Acquirer for Damages arising from a breach of any representation, warranty or covenant based on a criminal act or fraud shall be limited to the aggregate value of the Merger Consideration.

            (d) Deductible for Claims.  No claim for Damages shall be made under
Section 9 unless the aggregate of Damages exceeds Two Hundred Fifty Thousand Dollars ($250,000) for which claims are made hereunder by the HOVRS Indemnified Parties or Acquirer Indemnified Parties, as the case may be, and it being understood and agreed that the Two Hundred Fifty Thousand Dollars ($250,000) is intended as a deductible, and none of the HOVRS Indemnifying Parties nor the Acquirer Indemnifying Parties shall be liable for the first Two Hundred Fifty Thousand Dollars ($250,000) of Damages for which the HOVRS Indemnified Parties or Acquirer Indemnified Parties, as the case may be, are entitled to indemnification; provided, however, that the foregoing deductible shall not apply to any claim for Damages arising under Section 9.2(b)(ii) or 9.2(c)(ii), which shall be subject to indemnification on a dollar-for-dollar basis without regard to the foregoing deductible.

      9.3. Escrow Period; Release From Escrow.

            (a) Subject to the following requirements, the Escrow Fund shall be in existence as of the Effective Time and shall terminate at 5:00 p.m., Pacific Daylight Time on the Termination Date (the "Escrow Period"), and the Escrow Agent shall release and distribute the Escrow Fund within three (3) Business Days after the expiration of the Escrow Period to the HOVRS Stockholders on a pro rata basis in accordance with the percentages set forth on Schedule I to the Escrow Agreement; provided, however, that (i) 100% of the amount of any unsatisfied claims for Damages (other than in connection with the FCC Subpoena) specified in any Officer's Certificate delivered in good faith to the Escrow Agent prior to the expiration of the Escrow Period with respect to claims existing prior to the expiration of the Escrow Period (the "Unresolved Claim Amount"), shall not be released until such claims are resolved in accordance with Section 9.5 hereof, and (ii) subject to Section 9.3(b), the Reserved Escrow Amount shall be retained in the Escrow Fund and shall not be released if the FCC Investigation


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

is not Terminated or if actual Damages have been incurred in connection with the FCC Investigation but have not been resolved in accordance with Section 9.5 hereof.

            (b) The FCC Investigation shall be terminated or deemed terminated, if (i) the FCC has issued a notice of termination of the FCC Investigation, (ii) the FCC has not issued a notice of apparent liability or similar order seeking forfeiture in connection with the FCC Investigation, or (iii) HOVRS has not entered into a tolling agreement to extend the statute of limitations in connection with the FCC Investigation ( these conditions being individually or collectively referred to as "Terminated"). At the end of the Escrow Period, if the FCC Investigation is Terminated, the Escrow Agent shall release and distribute the Escrow Fund to the HOVRS Stockholders in accordance with Schedule I of the Escrow Agreement. At the end of the Escrow Period, if the FCC Investigation has not been Terminated, a portion of the Escrow Fund equal to the lesser of Two Million Dollars ($2,000,000) or if determinable the amount of potential Damages reasonably specified by Acquirer in consultation with the Stockholders' Agent and agreed upon by the Stockholders' Agent as the potential Damages in connection with the FCC Investigation (the "Reserved Escrow Amount") shall remain in existence until and terminate on the earlier of (i) twenty-four
(24) months after the Closing Date, (ii) the date on which the FCC has issued a notice of termination of the FCC Investigation or (iii) the date on which all actual Damages incurred in connection with the FCC Investigation and resolved in accordance with Section 9.5 have been paid in full (the "Reserved Escrow Period"); provided, however, that in the event that prior to the end of the Reserved Escrow Period the FCC has issued a notice of apparent liability or similar order specifying alleged Damages, the amount of such specified Damages shall remain in the Escrow Fund until a final order resolving such matter has been issued and Acquirer has determined to pay any amount due. At the expiration of the Reserved Escrow Period (or any other period during which funds remain in the Escrow Fund pursuant to this Section 9.3(b)), the Escrow Agent shall promptly (and in any event no later than three (3) Business Days following the date of expiration) release all property remaining in the Escrow Fund to the HOVRS Stockholders in accordance with Schedule I of the Escrow Agreement.

            (c) No property held in the Escrow Fund or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any HOVRS Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such stockholder, prior to the delivery to such stockholder of such stockholder's allocable portion of the Escrow Fund by the Escrow Agent as provided herein.

      9.4. Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the expiration of Escrow Period or in connection with the FCC Subpoena, on or before the expiration of the Reserved Escrow Period, of a certificate signed by any executive officer of Acquirer (an "Officer's Certificate") stating that Damages have been incurred and are subject to the indemnification obligations of the HOVRS Stockholders, and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 9.5, distribute to Acquirer out of the Escrow Fund, as promptly as practicable, property held in the Escrow Fund having a value equal to such Damages.


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      9.5. Objections to Claims.

            (a) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent. For a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of property from the Escrow Fund to Acquirer unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such 30-day period, the Escrow Agent shall make delivery of property from the Escrow Fund to Acquirer in accordance with Section 9.4 hereof, provided that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate (the "Objection Notice"), and such Objection Notice shall have been delivered to the Escrow Agent and to Acquirer prior to the expiration of such 30-day period.

            (b) In case the Stockholders' Agent shall have delivered an Objection Notice, Acquirer shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agent. If after such 30-day period there remains a dispute as to any claims, the Stockholders' Agent and Acquirer shall attempt in good faith for sixty (60) days from the Stockholders' Agent's delivery of the Objection Notice to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Acquirer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute property from the Escrow Fund to Acquirer in accordance with Section 9.4.

      9.6. Claims by HOVRS Indemnitees.

            (a) Subject to the provisions of this Section 9, upon receipt by Acquirer of a certificate signed by the Stockholders' Agent (an "Agent Certificate") stating that Damages exist with respect to the indemnification obligations of Acquirer set forth in Section 9.2(c) and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or other claim to which such item is related, Acquirer shall, subject to the provisions of this Section 9, deliver a sum of cash equal to such Damages to the Stockholders' Agent as promptly as practicable.

            (b) Acquirer shall have thirty (30) days after delivery of an Agent Certificate to object to any claim or claims made by such Agent Certificate in a written statement delivered to Stockholders' Agent. In case Acquirer shall so object in writing to any claim or claims made by the Stockholders' Agent in the Agent Certificate, the Stockholders Agent shall have thirty (30) days to respond in a written statement to the objection of Acquirer ("Acquirer Objection Notice"). If after such 30-day period there remains a dispute as to any claims, the Stockholders' Agent and Acquirer shall attempt in good faith for sixty (60) days from the Acquirer's delivery of the Acquirer Objection Notice to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Acquirer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Acquirer shall, if agreed in such memorandum, make payment for claims or other disposition as agreed in such memorandum and such performance shall satisfy all of Acquirer's obligations as to such claim.


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

      9.7. Resolution of Conflicts and Arbitration.

            (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 9.5 or 9.6, either Acquirer or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages at issue is in pending litigation with a third party or is subject to a pending investigation by any Governmental Entity, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Acquirer and the Stockholders' Agent shall agree on the arbitrator, provided that if Acquirer and the Stockholders' Agent cannot agree on such arbitrator, either Acquirer or Stockholders' Agent can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with Applicable Law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's
Certificate or Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section hereof, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

            (b) Judgment upon any award rendered by the arbitrator may be entered in any federal or state court of competent jurisdiction located in the State of Calfornia. Any such arbitration shall be held in San Francisco, California under the commercial rules then in effect of JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration. For purposes of this Section 9, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate or Agent Certificate, as the case may be, is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrators award the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Person against whom indemnification is sought shall be deemed to be the non-prevailing party.

      9.8. Stockholders' Agent.

            (a) The approval by the HOVRS Stockholders of the principal terms of this Agreement and the Merger pursuant to the Written Consent shall automatically and without any further action on the part of any HOVRS Stockholder constitute the irrevocable appointment of Bill M. McDonagh, as the agent, proxy and attorney-in-fact for each of the HOVRS


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

Stockholders with respect to matters arising after the effectiveness of the Merger and the other matters set forth in this Agreement and in the Escrow Agreement to be performed by the Stockholders' Agent.

            (b) Without limiting Section 9.8(a), the Stockholders' Agent is hereby irrevocably appointed the agent, proxy and attorney-in-fact for each of the HOVRS Stockholders for all purposes of this Agreement and the Escrow Agreement, including without limitation, full power and authority on such HOVRS Stockholders' behalf (i) to give and receive notices and communications, (ii) to authorize delivery to Acquirer of property from the Escrow Fund in satisfaction of claims by Acquirer, (iii) to object to such deliveries, (iv) to make claims on behalf of the HOVRS Stockholders pursuant to Section 9, (v) to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, (vi) to execute any instrument or document that the Stockholders' Agent may determine is necessary or desirable in the exercise of his authority under this Section 9.8 and the Escrow Agreement, and (vii) to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. A vacancy in the position of Stockholders' Agent may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the HOVRS Stockholders.

            (c) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders' Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Escrow Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any HOVRS Stockholder shall otherwise exist against the Stockholders' Agent. The HOVRS Stockholders shall severally indemnify and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

            (d) At the Closing, the Holdback Cash shall be deposited into an interest bearing account held in the name of the Stockholders' Agent for the benefit of the HOVRS Stockholders. The Holdback Fund may be used at the discretion of the Stockholders' Agent solely for reasonable and documented expenses incurred in the administration of his duties under this Section 9.8 and the Escrow Agreement. As soon as practicable following the end of the Escrow Period, all funds remaining in the Holdback Fund shall be released and distributed to the HOVRS Stockholders on a pro rata basis in accordance with the percentages set forth on Schedule I to the Escrow Agreement; provided, however, expenses projected to be incurred in the reasonable determination of the Stockholders' Agent for the administration of his duties in connection with claims unresolved as of the expiration of the Escrow Period may be retained in the Holdback Fund for such purpose following the expiration of the Escrow Period. In the event the Holdback Fund is insufficient to satisfy the reasonable out-of-pocket expenses (including attorneys' and accountants' fees and expenses) incurred by the Stockholders' Agent in serving in that capacity (the "Expenses"), the Stockholder's Agent shall have the right to recover from the


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

Escrow Fund, prior to any distribution to the HOVRS Stockholders (but after any disbursement from the Escrow Fund to the Escrow Agent pursuant to terms and conditions of the Escrow Agreement), the Stockholder's Agent's Expenses. In the event the Escrow Fund is insufficient to satisfy the Expenses, then each HOVRS Stockholder will be obligated to pay a percentage of the Expenses in excess of the Escrow Fund proportionate to such HOVRS Stockholder's allocable shares of the Escrow Fund.

            (e) The Stockholders' Agent shall have reasonable access to information about Acquirer and the reasonable assistance of Acquirer's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Surviving Corporation or the Acquirer to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

            (f) Acquirer acknowledges that the Stockholders' Agent may have a conflict of interest with respect to its duties as Stockholders' Agent, and in such regard the Stockholders' Agent has informed Acquirer that he will act in the best interests of the HOVRS Stockholders.

      9.9. Actions of the Stockholders' Agent. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all HOVRS Stockholders and shall be final, binding and conclusive upon each such HOVRS Stockholder, and the Escrow Agent and Acquirer may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such HOVRS Stockholder. The Escrow Agent and Acquirer are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

      9.10. Third-Party Claims. In the event Acquirer becomes aware of a third-party claim or other event that Acquirer believes may result in a demand against the Escrow Fund, Acquirer shall promptly notify the Stockholders' Agent of such claim, and the Stockholders' Agent shall be entitled, at the expense of the HOVRS Stockholders, to participate in any defense of such claim or resolution of such event. Acquirer shall not have the right to settle any such claim or to agree to any such resolution without the prior consent of the Stockholders' Agent, with consent shall not be unreasonably withheld, conditioned or delayed. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object under any provision of Section 9 to the amount of any claim by Acquirer against the Escrow Fund for indemnity with respect to such settlement.

      9.11. Tax Returns. Acquirer shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns for HOVRS for any taxable periods ending on or prior to the Closing Date or attributable to the period up to and including the Closing Date with respect to a taxable period that does not end on the Closing Date. Tax Returns filed pursuant to this Section 9.11 shall be prepared in a manner consistent with prior tax accounting practices and methods used by HOVRS (except to the extent counsel for the Acquirer determines there is no reasonable basis in law therefor or determines that such Tax Return cannot be so prepared and filed or an item so reported without being subject to penalties). In the event that the Taxes reflected on such Tax Returns would form the basis for a claim of indemnification pursuant to Section 9.2, the

Acquirer shall provide the portion of such Tax Returns relevant to HOVRS to the Stockholders' Agent for review and comment at least thirty (30) days prior to the due date for filing such Tax Returns, and shall not file any such Tax Returns without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

      9.12. Tax Treatment of Indemnification Payments. The parties hereto agree to treat any indemnity payment made pursuant to this Section 9 as an adjustment to the Merger Consideration for federal, state, local and foreign income tax purposes unless a contrary treatment is required under applicable law.

10. General Provisions.

      10.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1)
Business Day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice):

            (a) if to Acquirer to:

                GoAmerica, Inc.
                433 Hackensack Avenue
                Hackensack, NJ  07601
                Attention:  Daniel R. Luis
                Fax:     (201) 996-1772
                Tel:     (201) 996-1717

            with a copy to:

                Chadbourne & Parke LLP
                1200 New Hampshire Avenue, N.W.
                Washington, DC  20036
                Attention:  Dana Frix
                Fax:     (973) 974-679
                Tel:     (202) 974-5691

            (b) if to HOVRS to:

                Hands On Video Relay Services, Inc.
                595 Menlo Drive
                Rocklin, CA 95765-3708
                Attention: Edmond Routhier
                Fax:     (916) 435-0624
                Tel:     (916) 435-3337
            with a copy to:

                Orrick, Herrington & Sutcliffe LLP
                405 Howard Street
                San Francisco, CA 94105
                Attention:  Richard Smith
                Fax:     (415) 773-5759
                Tel:     (415) 773-5830

      10.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      10.3. Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the HOVRS Disclosure Schedule and the Acquirer Disclosure Schedule: (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; and (b) are not intended to confer upon any other Person any rights or remedies hereunder and shall not be assigned by operation of law or otherwise without the written consent of the other party.

      10.4. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.5. Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware, without regard to conflicts of law principles.

      10.7. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.8. Enforcement. Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Subject to the procedures set forth in Section 9 herein, each of the parties hereto (a) consents to submit itself exclusively to the personal jurisdiction of any federal or state court located in the State of California, wherein venue shall be exclusive, in the event that any dispute arises out of this Agreement or out of any transaction contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of California.

      10.9. Amendment; Waiver. Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

      10.10. Attorneys' Fees. If any court proceeding is brought in connection with this Agreement, or any document, agreement, instrument or certificate delivered under or pursuant to this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incidental to any such proceeding. The term "prevailing party" as used herein shall mean the party in whose favor a final judgment or award is entered in any such judicial proceeding; provided, however, that if such proceeding is resolved prior to a final judgment or award on the merits, the party in whose favor the proceeding is settled may by motion may apply to the court for an award of the aforementioned costs, fees and expenses, and may take judgment therefor.

      10.11. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                         [Signatures on following page]

      IN WITNESS WHEREOF, Acquirer, HOVRS Merger Sub, HOVRS and the Stockholders' Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

                              GOAMERICA, INC.

                              By:     /s/ Daniel R. Luis
                                 -----------------------------------------------
                                      Daniel R. Luis
                                      President and Chief Executive Officer


                              HOVRS ACQUISITION CORPORATION

                              By:     /s/ Daniel R. Luis
                                 -----------------------------------------------
                                      Daniel R. Luis
                                      President and Chief Executive Officer


                              HANDS ON VIDEO RELAY SERVICES, INC.

                              By:     /s/ Edmond Routhier
                                 -----------------------------------------------
                                      Edmond Routhier
                                      President


                              BILL M. McDONAGH,
                              as Stockholders' Agent

                              /s/ Bill M. McDonagh
                              --------------------------------------------------
                              Bill M. McDonagh


                [Signature page to Agreement and Plan of Merger]

                             [GoAmerica letterhead]

                               September 17, 2007

Mr. Edmond Routhier
President
Hands On Video Relay Services, Inc.
590 Menlo Drive
Rocklin, CA 95765-3708

      Re: Agreement with Regard to HOVRS Unvested Options (this "Letter Agreement")
            --------------------------------------------------------------------

Dear Ed:

      Reference is made to Section 2.6(d)(ii) of the Agreement and Plan of Merger dated September 12, 2007 (the "Merger Agreement") by and among GoAmerica, Inc., a Delaware corporation ("GoAmerica"), the HOVRS Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of GoAmerica, Hands On Video Relay Services, Inc., a Delaware corporation ("Hands On"), and Bill M. McDonagh as stockholders' agent, which provides that at the Effective Time GoAmerica shall assume each HOVRS Stock Option that is outstanding and not vested in accordance with its terms immediately prior to the Closing (the "HOVRS Unvested Options") together with the option agreement representing each such HOVRS Stock Option (each, an "Assumed HOVRS Option"). Capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement.

      Notwithstanding anything to the contrary set forth in the Merger Agreement or the HOVRS Disclosure Schedule, including Section 3.5(b) of the HOVRS Disclosure Schedule, Hands On hereby agrees and acknowledges that, as of the Effective Time, the maximum number of outstanding HOVRS Unvested Options that GoAmerica will be required to assume under the terms of Section 2.6(d)(ii) of the Merger Agreement is two hundred twenty thousand, four hundred and ninety eight (220,498) shares as Assumed HOVRS Options (the "Maximum Assumed HOVRS Options"), and that in the event there is a greater number of HOVRS Unvested Options outstanding as of the Closing, Hands On hereby agrees to accelerate the vesting of such excess HOVRS Unvested Options so that such excess HOVRS Unvested Options shall for all purposes be HOVRS Vested Options under the provisions of
Section 2.6(d)(i) of the Merger Agreement; provided, however, the foregoing shall in no way alter or amend the provisions of Section 5.1(d)(iii) which provides that, with the permission of Acquirer, HOVRS may grant options to purchase HOVRS Common Stock following the date of the Merger Agreement pursuant to the HOVRS Option Plan or otherwise to persons retained by HOVRS in the ordinary course of business as employees after the date of the Merger Agreement, which options shall not be counted toward the Maximum Assumed HOVRS Options and be treated as Assumed HOVRS Options for all purposes under the Merger Agreement.

      Except as expressly set forth above in this Letter Agreement, the Merger Agreement shall remain unmodified and in full force and effect. This Letter Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to conflicts of law principles.

      If the foregoing reflects our agreement, I would be grateful if you would acknowledge below.

                                     Very truly yours,

                                     GOAMERICA, INC.

                                     By: /s/ Daniel R. Luis
                                         ---------------------------------------
                                         Daniel R. Luis, Chief Executive Officer

HANDS ON VIDEO RELAY SERVICES, INC.

By: /s/ Edmond Routhier
    --------------------------
    Edmond Routhier, President

Date: September 17, 2007